THE JOINT CORP.

FRANCHISE AGREEMENT

TABLE OF CONTENTS

SECTION	PAGE

1.	INTRODUCTION		1

2.	GRANT OF FRANCHISE		2
	2.1	Term; Reference to Exhibit 1	2
	2.2	Full Term Performance	3
	2.3	Management Agreement with Professional Corporation – Non-Licensed Franchisees	3
	2.4	Waiver of Management Agreement	4
	2.5	Selection of Premises; No Protected Territory; Reservation of Rights	5
	2.6	Renewal of Franchise	5
	2.7	Personal Guaranty by Principal Owners; Reference to Exhibit 2	6

3.	DEVELOPMENT AND OPENING OF THE FRANCHISE		6
	3.1	Site Approval; Lease or Purchase of Premises; Opening Timeline; Reference to Exhibit 3	6
	3.2	Prototype and Construction Plans and Specifications	7
	3.3	Development of the Franchise	7
	3.4	Computer System	8
	3.5	Equipment, Furniture, Fixtures, Furnishings and Signs	9
	3.6	Franchise Opening	9

4.	TRAINING		9
	4.1	General Manager	9
	4.2	Training	10

5.	GUIDANCE; OPERATIONS MANUAL		11
	5.1	Guidance and Assistance	11
	5.2	Operations Manual	12
	5.3	Modifications to System	12
	5.4	Advisory Councils	12

6.	FEES AND COSTS		13
	6.1	Initial Franchise Fee	13
	6.2	Royalty Fee	13
	6.3	Regional and National Advertising Fee	14
	6.4	Local Advertising	14
	6.5	Grand Opening Costs	15
	6.6	Software and Programming Fees	15
	6.7	Relocation Fee	15
	6.8	Late Payments	15
	6.9	Electronic Funds Transfer	16
	6.10	Application of Payments	16
	6.11	Modification of Payments	17
	6.12	Non-Compliance Charge	17

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7.	MARKS		17
	7.1	Ownership and Goodwill of Marks	18
	7.2	Limitations on Franchise Owner’s Use of Marks	18
	7.3	Notification of Infringements and Claims	18
	7.4	Discontinuance of Use of Marks	18
	7.5	Indemnification of Franchise Owner	18

8.	RELATIONSHIP OF THE PARTIES; INDEMNIFICATION		19
	8.1	Independent Contractor; No Fiduciary Relationship	19
	8.2	No Liability, No Warranties	19
	8.3	Indemnification	19

9.	CONFIDENTIAL INFORMATION; NON-COMPETITION		20
	9.1	Types of Confidential Information	20
	9.2	Non-Disclosure Agreement	21
	9.3	Non-Competition Agreement	21

10.	THE JOINT CORP. FRANCHISE OPERATING STANDARDS		22
	10.1	Condition and Appearance of the Franchise	22
	10.2	Franchise Services and Products	23
	10.3	Approved Products, Distributors and Suppliers	24
	10.4	Hours of Operation	25
	10.5	Specifications, Standards and Procedures	25
	10.6	Compliance with Laws and Good Business Practices	25
	10.7	Management and Personnel of the Franchise	26
	10.8	Insurance	27
	10.9	Credit Cards and Other Methods of Payment	28
	10.10	Pricing	29

11.	ADVERTISING		29
	11.1	By Company	29
	11.2	By Franchise Owner	31
	11.3	Regional Advertising Cooperatives	31
	11.4	Websites and Other Forms of Advertising Media	31

12.	ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS		32

13.	INSPECTIONS AND AUDITS		33
	13.1	Company’s Right to Inspect the Franchise	33
	13.2	Company’s Right to Audit	33

14.	TRANSFER REQUIREMENTS		34
	14.1	Organization	34
	14.2	Interests in Franchise Owner; Reference to Exhibit 4	34
	14.3	Transfer by Company	35
	14.4	No Transfer Without Approval	35
	14.5	Conditions for Approval of Transfer	36
	14.6	Right of First Refusal	38
	14.7	Death and Disability	39
	14.8	Effect of Consent to Transfer	39
	14.9	Consent Not Unreasonably Delayed	39

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15.	TERMINATION OF THE FRANCHISE		39

16.	RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISE OWNER UPON TERMINATION OR EXPIRATION OF THE FRANCHISE		41
	16.1	Payment of Amounts Owed to Company	41
	16.2	Marks	41
	16.3	De-Identification	41
	16.4	Confidential Information	41
	16.5	Joint Software	42
	16.6	Company’s Option to Purchase the Franchise	42
	16.7	Continuing Obligations	43
	16.8	Management of the Franchise	43

17.	ENFORCEMENT		43
	17.1	Invalid Provisions; Substitution of Valid Provisions	43
	17.2	Unilateral Waiver of Obligations	44
	17.3	Written Consents from Company	44
	17.4	Lien	44
	17.5	No Guarantees	45
	17.6	No Waiver	45
	17.7	Cumulative Remedies	45
	17.8	Specific Performance; Injunctive Relief	45
	17.9	Arbitration	46
	17.10	Waiver of Punitive Damages and Jury Trial; Limitations of Actions	46
	17.11	Governing Law/Consent To Jurisdiction	47
	17.12	Binding Effect	47
	17.13	No Liability to Others; No Other Beneficiaries	47
	17.14	Construction	47
	17.15	Joint and Several Liability	48
	17.16	Multiple Originals	48
	17.17	Timing Is Important	48
	17.18	Independent Provisions	48

18.	NOTICES AND PAYMENTS		48

19.	INDEPENDENT PROFESSIONAL JUDGMENT OF YOU AND YOUR GENERAL MANAGER		49

20.	ENTIRE AGREEMENT		49

Exhibit 1 - Franchise Agreement Expiration Date/ Projected Franchising Opening Schedule
Exhibit 2 - Owner’s Guaranty and Assumption of Obligations
Exhibit 3 - Addendum to Lease Agreement
Exhibit 4 - Ownership Interests in Franchise Owner

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THE JOINT CORP.

FRANCHISE AGREEMENT

This Franchise Agreement (this or the “Agreement”) is being entered into effective as of the _____ day of _______________, 20__ (the “Agreement Date”). The parties to this Agreement are The Joint Corp., a Delaware corporation (“we,” “us,” the “Company,” or “The Joint Corp.“); _________________________________________, as Franchise Owner (“you,” “Franchise Owner,” or “Franchisee”), and, if you are a partnership, corporation, or limited liability company, your “Principal Owners” (defined below).

1.          INTRODUCTION.

This Agreement has been written in an informal style in order to make it more easily readable and to be sure that you become thoroughly familiar with all of the important rights and obligations the Agreement covers before you sign it. This Agreement includes several exhibits, all of which are legally binding and are an integral part of the complete Franchise Agreement. In this Agreement, we refer to The Joint Corp. as “we,” “us,” or the “Company.” We refer to you as “you,” “Franchise Owner” or “Franchisee.” If you are a corporation, partnership or limited liability company, you will notice certain provisions that are applicable to those principal shareholders, partners or members on whose business skill, financial capability and personal character we are relying in entering into this Agreement. Those individuals will be referred to in this Agreement as “Principal Owners.”

Through the expenditure of considerable time, effort and money, we and our affiliates have devised a system for the establishment and operation of The Joint Corp. business model, a chiropractic location that specializes in affordable, convenient, and accessible chiropractic care. It is our mission “to improve your quality of life through affordable Chiropractic care.” Our atmosphere is fun and upbeat, and no appointments are necessary (all of these characteristics are referred to in this Agreement as the “System”). This business model includes a location model offering all of our franchised services and products (individually, a “Location” and collectively, the “Locations”). We identify the System by the use of certain trademarks, service marks and other commercial symbols, including the marks “The Joint…A Chiropractic Place®”, “The Joint…The Chiropractic Place™” and certain associated designs, artwork and logos, which we may change or add to from time to time (the “Marks”).

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From time to time we grant to persons who meet our qualifications, franchises to own and operate a The Joint Corp. Location franchise business that will manage clinics that specialize in providing chiropractic services and products to the general public through licensed chiropractic professionals (“Clinic(s)”). This Agreement is being presented to you because of the desire you have expressed to obtain the right to develop, own, and be franchised to operate a The Joint Corp. Location (we will refer to your The Joint Corp. franchise as the “Franchise” or the “Franchised Business”). You may purchase and operate your Franchise as a new, start-up Location (a “Start-up Location“), or may convert an existing chiropractic practice to a The Joint Corp. Location (a “Conversion Location“). In signing this Agreement, you acknowledge that you have conducted an independent investigation of The Joint Corp. Franchised Business, and recognize that, like any other business, the nature of it may evolve and change over time, that an investment in a The Joint Corp. Franchised Business involves business risks, and that the success of this business venture is primarily dependent on your business abilities and efforts.

We expressly disclaim making, and you acknowledge that you have not received or relied on, any guarantee, express or implied, as to the revenues, profits, or likelihood of success of The Joint Corp. Franchise venture contemplated by this Agreement. You acknowledge that there have been no representations by us or our affiliates or our or their respective officers, directors, members, employees, or agents that are inconsistent with the statements made in our current Franchise Disclosure Document concerning the Franchised Business, or the provisions of this Agreement. You further represent to us, as an inducement to our entering into this Agreement with you, that there have been no misrepresentations to us in your application for the rights granted by this Agreement, or in the financial information provided by you and your Principal Owners.

2.          GRANT OF FRANCHISE.

2.1           Term; Reference to Exhibit 1.

You have applied for a franchise to own and operate a The Joint Corp. Location, and we have approved your application in reliance on all of the representations you made in that application. As a result, and subject to the provisions of this Agreement, we grant to you a Franchise to operate a The Joint Corp. Location offering all products, services, and proprietary programs of ours, in accordance with all elements of the System, that we may require for The Joint Corp. Locations.

You must operate the Franchise at a mutually agreeable site (the “Premises”) to be identified after the signing of this Agreement, and to use the System and the Marks in the operation of that Franchise, for a term of 10 years (the “Initial Term”). The Initial Term will begin on the Agreement Date. (For convenience, the expiration date of the Initial Term is listed on Exhibit 1.) Termination or expiration of this Agreement will constitute a termination or expiration of your Franchise. (All references to the “term” of this Agreement refer to the period from the Agreement Date to the date on which this Agreement actually terminates or expires.)

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2.2           Full Term Performance.

You specifically agree to be obligated to operate the Franchise, perform the obligations of this Agreement, and continuously exert your best efforts to promote and enhance the business of the Franchise for the full term of this Agreement.

2.3           Management Agreement with Professional Corporation – Non-Licensed Franchisees.

If you are not a licensed chiropractor, prior to commencing operations of the Franchised Business, you must enter into a management agreement (“Management Agreement”) with a chiropractic professional corporation (or a professional limited liability company, if permitted in the state in which the Clinic is located) (a “PC”) whereby you will provide to the PC management and administrative services and support consistent with the System and as outlined in our form of Management Agreement, a copy of which is included as an Exhibit to our Disclosure Document, to support the PC's chiropractic practice and its delivery of chiropractic services and related products to chiropractic patients, consistent with all applicable laws and regulations.

The PC shall employ and control the chiropractors and other chiropractic personnel that will provide the actual chiropractic services required to be delivered at and through the Clinic. You shall not provide any actual chiropractic services, nor shall you supervise, direct, control or suggest to, the PC or its chiropractors or employees the manner in which the PC provides or may provide chiropractic services to its patients. You acknowledge and agree that we will not provide any chiropractic services, nor will we supervise, direct, control or suggest to, the PC or its chiropractors or employees the manner in which the PC provide chiropractic services to its patients.

Due to various federal and state laws regarding the practice of chiropractic medicine, and the ownership and operation of chiropractic practices and health care businesses that provide chiropractic services, you understand and acknowledge that that you, as non-chiropractor Location franchisee, shall not engage in any practices that are, or may appear to be, the practice of chiropractic medicine. You acknowledge that the PC must offer all chiropractic services in accordance with the Management Agreement and the System.

You must use our standard form of Management Agreement, however, you may negotiate the monetary terms and, with our written consent, certain other terms of the relationship with the PC. We will not unreasonably withhold our approval to requested changes in the Management Agreement. You must obtain our written approval of the final Management Agreement prior to your execution. We must approve the PC candidate. You shall ensure that the PC offers all chiropractic services in accordance with the Management Agreement and the System. If you are not able to find a suitable chiropractor to create, own and staff the PC, we will attempt to help you find a suitable PC. You must have a Management Agreement in effect with a PC at all times during the operation of the Franchised Business and during the Initial Term of this Agreement.

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If you are a licensed chiropractor, or part of a PC owned by licensed chiropractors, you do not need to execute a Management Agreement. However, you are still responsible for compliance with all laws application to the operation of a chiropractic Clinic and your Location franchise.

2.4           Waiver of Management Agreement.

In certain states, it may be permissible under the existing laws that may be applicable to chiropractic professionals and/or practices, such as chiropractic clinics, for a non-chiropractor to both own and operate a Clinic and a Location Franchise, including hiring chiropractic and other professional personnel and providing chiropractic services to patients at the Clinic. If you determine that the laws that would apply to a Clinic in your state would permit you to do so, you may request that we waive certain of the requirements of the Franchise Agreement related to separating the operation of the chiropractic aspects of the Clinic from the management aspects. In particular, you (i) would not enter into a Management Agreement with a PC that, as a separate entity, would otherwise operate the Clinic and provide all chiropractic services, and (ii) you would not be restricted from hiring and supervising chiropractic professionals. Any waiver, or any modification of our standards, would be subject to compliance with all applicable laws and regulations. If we agree to do a waiver, you must enter into an Amendment to Waive Management Agreement (“Waiver Agreement”), a copy of which is attached as an exhibit to our Disclosure Document. Under the Waiver Agreement, you will agree that, instead of entering into the Management Agreement with a separate PC, you will (a) operate the Clinic, including performing all responsibilities and obligations of the “PC” under the Management Agreement, and (b) manage the Clinic as required in this Agreement and by performing all the responsibilities and obligations of the “Company” under the Management Agreement.

You are responsible for operating in full compliance with all laws that apply to a Clinic, and you must make your own determination as to your legal compliance obligations. Additionally, the laws applicable to your Clinic may change, and if there are any chiropractic regulations or other laws that would render your operation of the Clinic through a single entity (or otherwise) in violation of any medical regulations, you must immediately advise us of such change and of the your proposed corrective action to comply with chiropractic regulations, including (if applicable) entering into a Management Agreement with a PC. Similarly, if we discover any such laws, upon providing you notice of such laws, you agree to make such changes as are necessary to comply with medical regulations, including (if applicable) entering into a Management Agreement with a PC.

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2.5           Selection of Premises; No Protected Territory; Reservation of Rights.

You and we will mutually select the location of the Premises upon or after the signing of this Agreement. You acknowledge that the Franchise granted by this Agreement gives you the right to operate your Franchise only at the Premises. Although we will not seek to operate or grant others the right to operate a The Joint Corp. Location within the same general area as the Premises, we make no guarantee of any protected territory. Except as otherwise provided in this Paragraph 2.5, we retain all rights with respect to The Joint Corp. Location franchises, the Marks and the System, including (by way of example only and not as a limitation): (a) the right to operate or grant others the right to operate The Joint Corp. Location franchises in any location on terms and conditions we deem appropriate; and (b) the right to operate or offer other healthcare-related companies or franchises or enter into other lines of business offering similar or dissimilar products or services under trademarks or service marks other than the Marks, in any location.

2.6           Renewal of Franchise.

(a)          Franchise Owner’s Right to Renew. Subject to the provisions of subparagraph 2.6(b) below, and if you have substantially complied with all provisions of this Agreement and all other agreements between us, on expiration of the Initial Term, if you refurbish and decorate the Premises, replace fixtures, furnishings, wall decor, furniture, equipment, and signs and otherwise modify the Franchise in compliance with specifications and standards then applicable under new or renewal franchises for The Joint Corp. Location franchises, you will have the right to renew the Franchise for one (1) additional term of ten (10) years (the “Renewal Term”).

(b)          Notice of Deficiencies and Other Requirements. At least one (1) year before the expiration of the Initial Term, we agree to give you written notice of any deficiencies in your operation or in the historical performance of the Franchise that could cause us not to renew the Franchise. If we will permit renewal, our notice will state what actions, if any, you must take to correct the deficiencies in your operation of the Franchise or of the Premises, and will specify the time period in which those deficiencies must be corrected or other requirements satisfied. Renewal of the Franchise will be conditioned on your continued compliance with all the terms and conditions of this Agreement up to the date of expiration. If we send a notice of non-renewal, it will state the reasons for our refusal to renew.

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(c)          Renewal Agreement; Releases. Should you choose to renew the Franchise, you must provide us with written notice of that intent no earlier than two (2) years and no later than one (1) year before the expiration of the Initial Term. To renew the Franchise, the Company, you and your Principal Owners must execute the form of Franchise Agreement and any ancillary agreements we are then customarily using in the grant or renewal of franchises for the operation of The Joint Corp. Location Franchises (with appropriate modifications to reflect the fact that the agreement relates to the grant of a renewal franchise), except that no initial franchise fee will be payable upon renewal of the Franchise. However, you must pay to us a renewal fee equal to 25% of our then-current initial franchise fee for Start-up Locations. You and your Principal Owners and your and their spouses must also execute general releases, in a form satisfactory to us, of any and all claims against us and our affiliates, and our and their respective owners, officers, directors, employees, and agents.

2.7           Personal Guaranty by Principal Owners; Reference to Exhibit 2.

Each of the Principal Owners and their spouses (where applicable), will be required to execute a personal guaranty (the “Guaranty”), guaranteeing the Franchise’s liabilities and obligations to the Company. A copy of the Guaranty is incorporated herein as Exhibit 2.

3.          DEVELOPMENT AND OPENING OF THE FRANCHISE

3.1           Site Approval; Lease or Purchase of Premises; Opening Timeline; Reference to Exhibit 3.

(a)          You will use your best efforts to locate and select a proposed site for the Premises that is acceptable to us as suitable for the operation of the Franchise, which must be reviewed and approved by us within six (6) months of the Agreement Date. Our review and approval process may take up to thirty (30) days, so we recommend you submit your proposed site to us within one hundred fifty (150) days of the Agreement Date. You must submit to us, in the form we specify, a description of the site and such other information or materials as we may reasonably require. We will not unreasonably withhold approval of a site that meets our standards for general location and neighborhood, traffic patterns, parking size, layout and other physical characteristics, for The Joint Corp. Location franchises. Our approval of a site shall not constitute, nor be deemed, a judgment as to the likelihood of success of a The Joint Corp. Location at such location, or a judgment as to the relative desirability of such location in comparison to other locations. If you fail to identify a mutually-agreeable site within the aforementioned six (6) month period, we may terminate this Agreement.

(b)          Once we have approved the proposed site of the Premises for your Franchise, you must obtain lawful possession of the Premises through lease or purchase within thirty (30) days of our approval of the Premises. You agree that you will not execute a lease without our advance written approval of the lease terms. The lease for the Premises must include the Addendum to Lease, attached hereto as Exhibit 3, permitting us to take possession of the Premises under certain conditions if this Agreement is terminated or if you violate the terms of the lease.

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(c)          Unless we agree otherwise, you must open your franchise for business no later than nine (9) months from the Effective Date of this Agreement.

3.2           Prototype and Construction Plans and Specifications.

We will furnish to you prototype plans and specifications for your Location, reflecting our requirements for design, decoration, furnishings, furniture, layout, equipment, fixtures and signs for The Joint Corp. Locations, which may be in the form of actual plans for an existing or proposed Location with which we are involved. Using an architect we designate or approve, it will then be your responsibility to have the plans and specifications modified to comply with all ordinances, building codes, permit requirements, and lease requirements and restrictions applicable to the Premises. You must submit final construction plans and specifications to us for our approval before you begin construction at the Premises, and must construct the Franchise location in accordance with those approved plans and specifications.

3.3           Development of the Franchise.

You agree at your own expense to do the following by the Opening Deadline defined in Exhibit 1: (1) secure all financing required to fully develop the Franchise; (2) obtain all required building, utility, sign, health, sanitation and business permits and licenses and any other required permits and licenses; (3)  construct the Franchise location according to the approved construction plans and specifications; (4) decorate the Franchise location in compliance with the approved plans and specifications; (5) purchase and install all required equipment, furniture, furnishings and signs; (6) cause the training requirements of Section 4 to be completed; (7) purchase an opening inventory of products and other supplies and materials; (8)  provide proof, in a form satisfactory to us, that your operation of the Franchise at the Franchise location does not violate any applicable state or local zoning or land use laws, ordinances, or regulations, or any restrictive covenants that apply to such location; (9) provide proof, in a form satisfactory to us, that you (and/or your General Manager, as defined in Section 4.1, if any) are legally authorized and have all licenses necessary to perform all of the services to be offered by your Franchise, and that your organizational structure is consistent with all legal requirements; (10) provide proof, in a format satisfactory to us, that you have obtained all required insurance policies, and have name us, as an additional insurance under all such policies; (11) submit to us a completed copy of the grand opening checklist we provide to you; (12) do any other acts necessary to open the Franchise for business; (13) obtain our approval to open the Franchise for business; and (14) open the Franchise for business.

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 3.4           Computer System.

(a)          General Requirements. You agree to use in the development and operation of the Franchise the computer terminals/billing systems and operating software (“Computer System”) that we specify from time to time. You acknowledge that we may modify such specifications and the components of the Computer System from time to time. As part of the Computer System, we may require you to obtain specified computer hardware and/or software, including without limitation a license to use proprietary software developed by us or others. Our modification of such specifications for the components of the Computer System may require you to incur costs to purchase, lease and/or obtain by license new or modified computer hardware and/or software, and to obtain service and support for the Computer System during the term of this Agreement. You acknowledge that we cannot estimate the future costs of the Computer System (or additions or modifications thereto), and that the cost to you of obtaining the Computer System (or additions or modifications thereto), including software, may not be fully amortizable over the remaining term of this Agreement. Nonetheless, you agree to incur such costs in connection with obtaining the computer hardware and software comprising the Computer System (or additions or modifications thereto). Within sixty (60) days after you receive notice from us, you agree to obtain the components of the Computer System that we designate and require. You further acknowledge and agree that we and our affiliates have the right to charge a reasonable systems fee for software or systems installation services; modifications and enhancements specifically made for us or our affiliates that are licensed to you; and other maintenance and support Computer System-related services that we or our affiliates furnish to you. You will have sole responsibility for: (1) the acquisition, operation, maintenance, and upgrading of your Computer System; (2) the manner in which your Computer System interfaces with our computer system and those of third parties; and (3) any and all consequences that may arise if your Computer System is not properly operated, maintained, and upgraded.

(b)          Software. As a franchisee of The Joint Corp., we will provide to you The Joint Corp.’s proprietary office management software (the “Joint Software”), which you will be required to install onto the Computer System and use in the daily operation of the Franchise. In addition, we may, at any time and from time to time, contract with one or more software providers, business service providers, or other third parties (individually, a “Service Provider”) to develop, license, or otherwise provide to or for the use and benefit of you and other The Joint Corp. Franchises certain software, software applications, and software maintenance and support services related to the Computer System that you must or may use in accordance with our instructions with respect to your Computer System.

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3.5           Equipment, Furniture, Fixtures, Furnishings and Signs.

You agree to use in the development and operation of the Franchise only those brands, types, and/or models of equipment, furniture, fixtures, furnishings, and signs we have approved.

3.6           Franchise Opening.

You agree not to open the Franchise for business until: (1) all of your obligations under Paragraphs 3.1 through 3.4 of this Section have been fulfilled; (2) we determine that the Franchise has been constructed, decorated, furnished, equipped, and stocked with materials and supplies in accordance with plans and specifications we have provided or approved; (3) you and any of your Franchise’s employees whom we require complete our pre-opening Initial Training (as defined herein) to our satisfaction; (4) the Initial Franchise Fee (as defined herein) and all other amounts due to us have been paid; (5) you have furnished us with copies of all insurance policies required by Paragraph 10.8 of this Agreement, or have provided us with appropriate alternative evidence of insurance coverage and payment of premiums as we have requested; and (6) we have approved any marketing, advertising, and promotional materials you desire to use, as provided in Paragraph 11.2 of this Agreement.

The Company will provide, at our expense, an opening supervisor to be on site at your Location to assist you with your operational efficiency, staff training, Location setup and grand opening. The opening supervisor will be on site one (1) day before the opening of your first Location and for one (1) day after the opening of your first Location franchise.

4.          TRAINING.

4.1           General Manager.

At your request, we may, but are not obligated to, agree for you to employ a general manager to operate the Franchise (“General Manager”). The term “General Manager” means an individual with primary day-to-day responsibility for the Franchise’s operations, and may or may not be you (if you are an individual) or a Principal Owner, officer, director, or employee of yours (if you are other than an individual). We may or may not require that the General Manager have an equity interest in the Franchise. The General Manager will be obligated to devote his or her full time, best efforts, and constant personal attention to the Franchise’s operations, and must have full authority from you to implement the System at the Franchise. You must not hire any General Manager or successor General Manager without first receiving our written approval of such General Manager’s qualifications. Each General Manager and successor General Manager must attend and complete our Initial Training (as defined herein). No General Manager may have any interest in or business relationship with any business competitor of your franchise. Each General Manager must sign a written agreement, in a form approved by us, to maintain confidential our Confidential Information described in Paragraph 9.1, and to abide by the covenants not to compete described in Paragraph 9.3. You must forward to us a copy of each such signed agreement. If we determine, in our sole discretion, during or following completion of the Initial Training program, that your General Manager (if any) is not qualified to act as General Manager of the Franchise, then we have the right to require you to choose (and obtain our approval of) a new individual for that position.

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4.2           Training.

You acknowledge that it is very important to the operation of the Franchise that you and your employees receive appropriate training. To that end, you agree as follows:

(a)          No later than thirty (30) days before the Franchise opens for business, you must attend our initial training program for your Franchise (the “Initial Training”) at the time and place we designate. You (if you are an individual) or at least one of your Principal Owners (if you are a legal entity) must complete the Initial Training to our satisfaction. If you employ a General Manager other than yourself or one of your Principal Owners, that General Manager must also complete the Initial Training to our satisfaction. Other employees may complete the Initial Training at your sole discretion and expense, provided you first obtain our approval and subject to availability of facilities and materials. The Initial Training may include classroom instruction and Franchise operation training, and will be furnished at our training facility in Scottsdale, Arizona, a The Joint Corp. Franchise location we designate, your Franchise location, and/or at another location we designate. Our Initial Training programs may be different for each employee depending on their responsibilities at the Franchise. There will be no tuition charge for the persons whom we require to attend any Initial Training program or for any additional personnel of your choosing. All persons who attend our Initial Training must attend and complete the Initial Training to our satisfaction. If we, in our sole discretion, determine that any General Manager or employee whom we require to attend any Initial Training program is unable to satisfactorily complete such program, then you must not hire that person, and must hire a substitute General Manager or employee (as the case may be), who must enroll in the Initial Training program within fifteen (15) days thereafter, and complete the Initial Training to our satisfaction.

(b)          You agree to have your General Manager (if any) and/or other employees who attend our Initial Training complete additional training programs at places and times as we may request from time to time during the term of this Agreement.

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(c)          In addition to providing the Initial Training described above, we reserve the right to offer and hold such additional ongoing training programs and franchise owners meetings regarding such topics and at such times and locations as we may deem necessary or appropriate. We also reserve the right to make any of these training programs mandatory for you and/or designated owners, employees, and/or representatives of yours. We reserve the right to charge you a daily attendance fee in an amount to be set by us for each attendee of yours who attends any mandatory or optional training program or owners meeting. If we offer any such mandatory training programs, then you or your designated personnel must attend a minimum of seventy-five percent (75%) of the programs offered on an annual basis. In addition to any other remedies we may have, if you fail to attend any required training, we reserve the right to charge you a non-attendance fee of up to $400 per day for each day of mandatory training programs or meetings you miss or fail to attend.

(d)          You agree to pay all wages and compensation owed to, and travel, lodging, meal, transportation, and personal expenses incurred by, all of your personnel who attend our Initial Training and/or any mandatory or optional training we provide.

(e)          We may require your employees to take and pass an online computer training course. While there is no cost to take such training, we may require all employees and staff to pass such training to our satisfaction before they may begin working at your Franchise location.

(f)          The Franchise’s General Manager (if any) and other employees shall obtain all certifications and licenses required by law in order to perform their responsibilities and duties for the Franchise.

5.          GUIDANCE; OPERATIONS MANUAL.

5.1           Guidance and Assistance.

During the term of this Agreement, we may from time to time furnish you guidance and assistance with respect to: (1) specifications, standards, and operating procedures used by The Joint Corp. Location franchises; (2) purchasing approved equipment, furniture, furnishings, signs, materials and supplies; (3) development and implementation of local advertising and promotional programs; (4) general operating and management procedures; (5) establishing and conducting employee training programs for your Franchise; and (6) changes in any of the above that occur from time to time. This guidance and assistance may, in our discretion, be furnished in the form of bulletins, written reports and recommendations, operations manuals and other written materials (the “Operations Manual”), and/or telephone consultations and/or personal consultations at our offices or your Franchise. If you request—and if we agree to provide—any additional, special on-premises training of your personnel or other assistance in operating your Franchise, then you agree to pay a daily training fee in an amount to be set by us, and all expenses we incur in providing such training or assistance, including any wages or compensation owed to, and travel, lodging, transportation, and living expenses incurred by, our Company personnel.

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5.2           Operations Manual.

The Operations Manual we lend to you will contain mandatory and suggested specifications, standards, and operating procedures that we prescribe from time to time for your Franchise, as well as information relative to other obligations you have in the operation of the Franchise. The Operations Manual may be composed of or include audio recordings, video recordings, computer disks, compact disks, and/or other written or intangible materials. We may make all or part of the Manual available to you through various means, including the Internet. A previously delivered Operations Manual may be superseded from time to time with replacement materials to reflect changes in the specifications, standards, operating procedures and other obligations in operating the Franchise. You must keep your copy of the Operations Manual current, and if you and we have a dispute over the contents of the Manual, then our master copy of the Manual will control. You agree that you will not at any time copy any part of the Operations Manual, permit it to be copied, disclose it to anyone not having a need to know its contents for purposes of operating your Franchise, or remove it from the Franchise location without our permission. If your copy of the Operations Manual is lost, destroyed, or significantly damaged, then you must obtain a replacement copy for us at our then-applicable charge.

5.3           Modifications to System.

We will continually be reviewing and analyzing developments in the healthcare, and chiropractic industries, as well as developments in fields related to small-business management, and based upon our evaluation of this information, may make changes in the System, including but not limited to, adding new components to services offered and equipment used by The Joint Corp. Location franchises. Moreover, changes in laws regulating the services offered by The Joint Corp. franchises may (a) require us to restructure our franchise program, (b) require your General Manager (if any) and employees to obtain additional licenses or certifications, (c) require you to retain or establish relationships with additional professionals and specialists in the chiropractic and/or healthcare industries, and/or (d) require you to modify your ownership or organizational structure. You agree, at our request, to modify the operation of the Franchise to comply with all such changes, and to be solely responsible for all related costs.

5.4           Advisory Councils.

You agree to participate in, and, if required, become a member of any advisory councils or similar organizations we form or organize for The Joint Corp. Location franchises.

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6.          FEES AND COSTS.

6.1           Initial Franchise Fee.

You agree to pay us the initial franchise fee of Twenty-Nine Thousand and No/100 Dollars ($29,000.00) (the “Initial Franchise Fee”) when you sign this Agreement. In recognition of the expenses we incur in furnishing assistance and services to you, you agree that we will have fully earned the Initial Franchise Fee, and that is due and non-refundable when you sign this Agreement.

6.2           Royalty Fee.

You agree to pay us a continuing franchise royalty fee (“Royalty Fee”) in the amount of seven percent (7%) of the gross revenues of the Franchise for all periods, with a minimum monthly amount of Seven Hundred and No/100 Dollars ($700.00). This fee will be payable on the 1st and 16th of each month based on the Franchise’s gross revenues. If the 1st or 16th of the month fall on a weekend or holiday, then the fee is payable on the next business day. If, at the end of any calendar month, the total Royalty Fee collected for the preceding month is less than $700.00, the difference between the amount collected and $700.00 shall be due on the tenth (10th) day of the following month. The terms “gross revenues” shall, for purposes of this Agreement, mean the total of all revenue and receipts derived from the operation of the Franchise, including all amounts received at or away from the site of the Franchise, or through the business the Franchise conducts (such as fees for chiropractic care, fees for the sale of any service or product, gift certificate sales, and revenue derived from products sales, whether in cash or by check, credit card, debit card, barter or exchange, or other credit transactions); and excludes only sales taxes collected from customers and paid to the appropriate taxing authority, and all customer refunds and credits the Franchise actually makes. For the avoidance of doubt, you specifically acknowledge that “gross revenues” includes the gross revenues of any P.C. or any of P.C.’s clinics that are managed by you pursuant to a Management Agreement, even if those revenues are not recognized on your books, and that you are responsible for determining those revenues and paying the Royalty Fee as if those revenues were recognized on your books. You and we acknowledge and agree that the Royalty Fee represents compensation paid by you to us for the guidance and assistance we provide and for the use of our Marks, Confidential Information (as defined herein), know-how, and other intellectual property we allow you to use under the terms of this Agreement. The Royalty Fee does not represent payment for the referral of customers to you, and you acknowledge and agree that the services we offer to you and our other The Joint Corp. franchisees do not include the referral of customers.

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6.3           Regional and National Advertising Fee.

Recognizing the value of advertising to the goodwill and public image of The Joint Corp. Location franchises, we may, in our sole discretion, establish, maintain and administer one or more regional and/or national advertising funds (the “Ad Fund(s)”) for such advertising as we may deem necessary or appropriate in our sole discretion. We may, however, choose to use only one Ad Fund to meet the needs of regional, multi-regional, and national advertising and promotional programs. If we establish an Ad Fund, you agree to contribute to the Ad Fund a percentage of gross revenues of the Franchise in an amount we designate from time to time by notice to you, up to a maximum of two percent (2%) of the gross revenues of the Franchise. As of the date of this Agreement, the current required contribution to the Ad Fund is one percent (1%) of the gross revenues of the Franchise. In the event we choose to change the required contribution amount, which we may do at our sole and absolute discretion, up to a maximum of two percent (2%) of gross revenues, we will provide you with thirty (30) days’ advance written notice of the change. These advertising fees (”Advertising Fees”) will be payable with and at the same time as your Royalty Fees payable under Paragraph 6.2 above. A further description of the Ad Fund and your obligations with respect to advertising and promoting the Franchise is found in Section 11 of this Agreement.

6.4           Local Advertising.

(a)          By Franchisee. In addition to the Advertising Fees set forth in Paragraph 6.3, which will be used by us to promote The Joint Corp. on a regional and national level, you agree to spend a certain amount on advertising in your local market area. This amount must equal the greater of (a) Three Thousand and No/100 Dollars ($3,000.00); or (b) five percent (5%) of the Franchise’s gross revenues for each month during the term of this Agreement (the “Local Advertising Requirement”). All proposed local advertising must be submitted to and approved by us before you enter into any advertising agreements. At our request, you must provide us with any documentation we request showing that you have met your monthly Local Advertising Requirement.

(b)          Regional Advertising Cooperative. In the event that more than one The Joint Corp. Location franchise is located in an area of dominant influence (“ADI”), we reserve the right to form a regional advertising cooperative (the “Regional Ad Co-op”), require you to join the Regional Ad Co-op and contribute to its funding. An ADI is a geographic market designation that defines a broadcast media market, consisting of all counties in which the home market stations receive a preponderance of viewing. We reserve the right to determine the amount to be contributed by each member of the Regional Ad Co-op as necessary. The required contributions to any Regional Ad Co-op will not be credited against the Local Advertising Requirement set forth in Paragraph 6.4(a) or 11.2.

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6.5           Grand Opening Costs.

During sixty (60) day period that begins thirty (30) days prior to the opening of your Franchise, and ending thirty (30) days after the opening of your Franchise (the “Grand Opening Period”), you will be required to expend at least Ten Thousand and No/100 Dollars ($10,000.00) in verifiable marketing costs to publicize the grand opening of your Franchise. These costs may include, but are not limited to, signage, local advertising, flyers, promotions, and giveaways. Upon conclusion of the Grand Opening Period, you must send to us a report detailing the amounts spent to publicize the grand opening of your franchise during the Grand Opening Period. All proposed grand opening advertising must be submitted to and approved by us. At our request, you must provide us with any documentation we request showing that you have met the required spend requirement for your Grand Opening.

6.6           Software and Programming Fees.

The initial purchase and installation fee for the Joint Software is Four Hundred Ninety-Five and No/100 Dollars ($495.00), which is payable along with the Initial Franchise Fee. For each month during the term of this Agreement, the on-going license fee for the Joint Software is Two Hundred Seventy-Five and No/100 Dollars ($275.00), which will be debited from the Account on the fifth (5th) day of each month for the preceding month.

6.7           Relocation Fee.

If you must relocate the Premises of your Location for any reason, you must pay to us a Franchise Relocation Fee (the “Relocation Fee”) of Two Thousand Five Hundred and No/100 Dollars ($2,500.00). The Relocation Fee will help the Company defray the costs of approving a new location, reviewing and approving plans for the new location, and updating Company records and marketing materials to reflect the new location.

6.8           Late Payments.

All Royalty Fees, Advertising Fees, amounts due from you for purchases from us or our affiliates, and other amounts which you owe us or our affiliates (unless otherwise provided for in a separate agreement between us or our affiliates) will begin to accrue interest after their respective due dates at the lesser of (i) the highest commercial contract interest rate permitted by state law, and (ii) the rate of eighteen percent (18%) per annum. In addition to any accruing interest, all late payments will incur a late charge of Fifty and No/100 Dollars ($50.00) per day until the payment is made. Payments due us or our affiliates will not be deemed received until such time as funds from the deposit of any check by us or our affiliates is collected from your account. You acknowledge that the inclusion of this Paragraph in this Agreement does not mean we agree to accept or condone late payments, nor does it indicate that we have any intention to extend credit to, or otherwise finance your operation of the Franchise. We have the right to require that any payments due us or our affiliates be made by certified or cashier’s check in the event that any payment by check is not honored by the bank upon which the check is drawn. We also reserve the right to charge you a fee of One Hundred and No/100 Dollars ($100.00) for any payment by check that is not honored by the bank upon which it is drawn.

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6.9           Electronic Funds Transfer.

We have the right to require you to participate in an electronic funds transfer program under which Royalty Fees, Advertising Fees, and any other amounts payable to us or our affiliates are deducted or paid electronically from your bank account (the “Account”). In the event you are required to authorize us to initiate debit entries, you agree to make the funds available in the Account for withdrawal by electronic transfer no later than the payment due date. The amount actually transferred from the Account to pay Royalty Fees and Advertising Fees will be based on the Franchise’s gross revenues as reported in the Franchise’s practice management software. If you have not properly input the Franchise’s gross revenues for any reporting period, then we will be authorized to debit the Account in an amount equal to one hundred twenty percent (120%) of the Royalty Fee, Advertising Fee, and other amounts transferred from the Account for the last reporting period for which a report of the Franchise’s gross revenues was provided to us. If at any time we determine that you have under-reported the Franchise’s gross revenues or underpaid any Royalty Fee or Advertising Fee due us under this Agreement, then we will be authorized to initiate immediately a debit to the Account in the appropriate amount, plus applicable interest, in accordance with the foregoing procedure. Any overpayment will be credited, without interest, against the Royalty Fee, Advertising Fee, and other amounts we otherwise would debit from your account during the following reporting period. Our use of electronic funds transfers as a method of collecting Royalty Fees and Advertising Fees due us does not constitute a waiver of any of your obligations to provide us with weekly reports as provided in Section 12, nor shall it be deemed a waiver of any of the rights and remedies available to us under this Agreement.

6.10         Application of Payments.

When we receive a payment from you, we have the right in our sole discretion to apply it as we see fit to any past due indebtedness of yours due to us or our affiliates, whether for Royalty Fees, Advertising Fees, purchases, interest, or for any other reason, regardless of how you may designate a particular payment should be applied.

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6.11         Modification of Payments.

If, by operation of law or otherwise, any fees contemplated by this Agreement cannot be based upon gross revenues, then you and we agree to negotiate in good faith an alternative fee arrangement. If you and we are unable to reach an agreement on an alternative fee arrangement, then the Company reserves the right to terminate this Agreement upon notice to you, in which case all of the post-termination obligations set forth in Section 16 shall apply.

6.12         Non-Compliance Charge.

In addition to our other rights and remedies, we may charge you a non-compliance charge in an amount up to five hundred dollars ($500) per violation by you of any term or condition of this Agreement, including, without limitation, failure to pay (or to have adequate amounts available for electronic transfer of) amounts owed to Franchisor or Franchisor’s affiliates or failure to timely provide required reports, or failure to obtain prior approval from Franchisor whenever Franchisor approval is required (i.e., advertising).

7.          MARKS.

7.1           Ownership and Goodwill of Marks.

You acknowledge that your right to use the Marks is derived solely from this Agreement, and is limited to your operation of the Franchise pursuant to and in compliance with this Agreement and all applicable standards, specifications, and operating procedures we prescribe from time to time during the term of the Franchise. You understand and acknowledge that our right to regulate the use of the Marks includes, without limitation, any use of the Marks in any form of electronic media, such as Websites (as defined herein) or web pages, or as a domain name or electronic media identifier. If you make any unauthorized use of the Marks, it will constitute a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that all your usage of the Marks and any goodwill established by your use will inure exclusively to our benefit and the benefit of our affiliates, and that this Agreement does not confer any goodwill or other interests in the Marks on you (other than the right to operate the Franchise in compliance with this Agreement). All provisions of this Agreement applicable to the Marks will apply to any additional trademarks, service marks, commercial symbols, designs, artwork, or logos we may authorize and/or license you to use during the term of this Agreement.

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7.2           Limitations on Franchise Owner’s Use of Marks.

You agree to use the Marks as the sole trade identification of the Franchise, except that you will display at the Franchise location a notice, in the form we prescribe, stating that you are the independent owner of the Franchise pursuant to a Franchise Agreement with us. You agree not to use any Mark as part of any corporate or trade name or with any prefix, suffix, or other modifying words, terms, designs, or symbols (other than logos and additional trade and service marks licensed to you under this Agreement), or in any modified form. You also shall not use any Mark or any commercial symbol similar to the Marks in connection with the performance or sale of any unauthorized services or products, or in any other manner we have not expressly authorized in writing. You agree to display the Marks in the manner we prescribe at the Franchise and in connection with advertising and marketing materials, and to use, along with the Marks, any notices of trade and service mark registrations we specify. You further agree to obtain any fictitious or assumed name registrations as may be required under applicable law.

7.3           Notification of Infringements and Claims.

You agree to immediately notify us in writing of any apparent infringement of or challenge to your use of any Mark, or claim by any person of any rights in any Mark or similar trade name, trademark, or service mark of which you become aware. You agree not to communicate with anyone except us and our counsel in connection with any such infringement, challenge, or claim. We have the right to exclusively control any litigation or other proceeding arising out of any actual or alleged infringement, challenge, or claim relating to any Mark. You agree to sign any documents, render any assistance, and do any acts that our attorneys say is necessary or advisable in order to protect and maintain our interests in any litigation or proceeding related to the Marks, or to otherwise protect and maintain our interests in the Marks.

7.4           Discontinuance of Use of Marks.

If it becomes advisable at any time in our sole judgment for the Franchise to modify or discontinue the use of any Mark, or use one or more additional or substitute trade or service marks, including the Marks used as the name of the Franchise, then you agree, at your sole expense, to comply with our directions to modify or otherwise discontinue the use of the Mark, or use one or more additional or substitute trade or service marks, within a reasonable time after our notice to you.

7.5           Indemnification of Franchise Owner.

We agree to indemnify you against, and reimburse you for, all damages for which you are held liable in any trademark infringement proceeding arising out of your use of any Mark pursuant to and in compliance with this Agreement, and for all costs you reasonably incur in the defense of any such claim in which you are named as a party, so long as you have timely notified us of the claim, and have otherwise complied with this Agreement.

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8.          RELATIONSHIP OF THE PARTIES; INDEMNIFICATION.

8.1           Independent Contractor; No Fiduciary Relationship.

This Agreement does not create a fiduciary relationship between you and us. You and we are independent contractors, and nothing in this Agreement is intended to make either party a general or special agent, joint venture, partner, or employee of the other for any purpose whatsoever. You agree to conspicuously identify yourself in all your dealings with customers, suppliers, public officials, Franchise personnel, and others as the owner of the Franchise pursuant to a Franchise Agreement with us, and to place any other notices of independent ownership on your forms, business cards, stationery, advertising, and other materials as we may require from time to time.

8.2           No Liability, No Warranties.

We have not authorized or empowered you to use the Marks except as provided by this Agreement, and you agree not to employ any of the Marks in signing any contract, check, purchase agreement, negotiable instrument or legal obligation, application for any license or permit, or in a manner that may result in liability to us for any indebtedness or obligation of yours. Except as expressly authorized by this Agreement, neither you nor we will make any express or implied agreements, warranties, guarantees or representations, or incur any debt, in the name of or on behalf of the other, or represent that your and our relationship is other than that of franchisor and franchisee.

8.3           Indemnification.

We will not assume any liability or be deemed liable for any agreements, representations, or warranties you make that are not expressly authorized under this Agreement, nor will we be obligated for any damages to you or any person or property directly or indirectly arising out of the operation of the business you conduct pursuant to this Agreement, whether or not caused by your negligent or willful action or failure to act. We will have no liability for any sales, use, excise, income, gross receipts, property, or other taxes levied against you or your assets, or on us, in connection with the business you conduct, or any payments you make to us pursuant to this Agreement (except for our own income taxes). We will not assume any liability or be deemed liable for any agreements you enter with any third-parties, whether or not they are an approved or required vendor. You agree to indemnify, defend, and hold us, our affiliates and our and their respective owners, directors, officers, employees, agents, successors, and assigns (individually, an “Indemnified Party,” and collectively, the “Indemnified Parties”), harmless against, and to reimburse such Indemnified Parties for, all such obligations, damages, and taxes for which any Indemnified Party may be held liable, and for all costs the Indemnified Party reasonably may incur in the defense of any such claim brought against the Indemnified Party, or in any such action in which the Indemnified Party may be named as a party, including without limitation actual and consequential damages; reasonable attorneys’, accountants’, and/or expert witness fees; cost of investigation and proof of facts; court costs; other litigation expenses; and travel and living expenses. Each Indemnified Party has the right to defend any such claim against the Indemnified Party. You further agree to hold us harmless and indemnify and defend us for all costs, expenses, and/or losses we incur in enforcing the provisions of this Agreement, defending our actions taken relating to this Agreement, or resulting from your breach of this Agreement, including without limitation reasonable arbitrator’s and attorneys’ fees (including those for appeal), unless, after legal proceedings are completed, you are found to have fulfilled and complied with all of the terms of this Agreement. Your indemnification obligations described above will continue in full force and effect after, and notwithstanding, the expiration or termination of this Agreement.

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9.          CONFIDENTIAL INFORMATION; NON-COMPETITION.

9.1           Types of Confidential Information.

We possess certain unique confidential and proprietary information and trade secrets consisting of the following categories of information, methods, techniques, products, and knowledge developed by us, including but not limited to: (1) services and products offered and sold at The Joint Corp. franchises; (2) knowledge of sales and profit performance of any one or more The Joint Corp. franchises; (3) knowledge of sources of products sold at The Joint Corp. franchises, advertising and promotional programs, and image and decor; (4) the Joint Software; (5) methods, techniques, formats, specifications, procedures, information, systems, and knowledge of, and experience in, the development, operation, and franchising of The Joint Corp. franchises; and (6) the selection and methods of training employees. We will disclose much of the above-described information to you in advising you about site selection, providing our Initial Training, the Operations Manual, the Joint Software, and providing guidance and assistance to you under this Agreement. In addition, in the course of the operation of your Franchise, you or your employees may develop ideas, concepts, methods, or techniques of improvement relating to the Franchise that you disclose to us, and that we may then authorize you to use in the operation of your Franchise, and may use or authorize others to use in other The Joint Corp. franchises owned or franchised by us or our affiliates. Any such information disclosed to or developed by you will be referred to in this Agreement as “Confidential Information”.

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9.2           Non-Disclosure Agreement.

You agree that your relationship with us does not vest in you any interest in the Confidential Information, other than the right to use it in the development and operation of the Franchise, and that the use or duplication of the Confidential Information in any other business would constitute an unfair method of competition. You acknowledge and agree that the Confidential Information belongs to us, may contain trade secrets belonging to us, and is disclosed to you or authorized for your use solely on the condition that you agree, and you therefore do agree, that you (1) will not use the Confidential Information in any other business or capacity; (2) will maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement; (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written form or another form that may be copied or duplicated; and (4) will adopt and implement all reasonable procedures we may prescribe from time to time to prevent unauthorized use or disclosure of the Confidential Information, including without limitation restrictions on disclosure to your employees, and the use of non-disclosure and non-competition agreements we may prescribe or approve for your shareholders, partners, members, officers, directors, employees, independent contractors, or agents who may have access to the Confidential Information.

9.3           Non-Competition Agreement.

You agree that we would be unable to protect the Confidential Information against unauthorized use or disclosure, and would be unable to encourage a free exchange of ideas and information among The Joint Corp. franchises, if franchise owners of The Joint Corp. franchises were permitted to hold interests in any competitive businesses (as described below). Therefore, during the term of this Agreement, neither you, nor any Principal Owner, nor any member of your immediate family or of the immediate family of any Principal Owner, shall perform services for, or have any direct or indirect interest as a disclosed or beneficial owner, investor, partner, director, officer, employee, manager, consultant, representative, or agent in, any business that offers products or services the same as or similar to those offered or sold at The Joint Corp. Location franchises. The ownership of one percent (1%) or less of a publicly traded company will not be deemed to be prohibited by this Paragraph. Upon expiration or termination of this Agreement for any reason, you agree not to engage in a competitive business for a period of two (2) years after the termination or expiration and within twenty-five (25) miles of your Franchise Premises or any other The Joint Corp. Location franchise location.

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10.         THE JOINT CORP. FRANCHISE OPERATING STANDARDS.

10.1         Condition and Appearance of the Franchise.

You agree that:

(a)          neither the Franchise nor the Premises will be used for any purpose other than the operation of the Franchise in compliance with this Agreement;

(b)          you will maintain the condition and appearance of the Franchise; its equipment, furniture, furnishings, and signs; and the Premises in accordance with our standards and consistent with the image of a The Joint Corp. Location franchise as an efficiently operated business offering high quality services, and observing the highest standards of cleanliness, sanitation, efficient, courteous service and pleasant ambiance, and in that connection will take, without limitation, the following actions during the term of this Agreement: (1) thorough cleaning, repainting and redecorating of the interior and exterior of the Premises at reasonable intervals; (2) interior and exterior repair of the Premises; and (3) repair or replacement of damaged, worn out or obsolete equipment, furniture, furnishings and signs;

(c)          you will not make any material alterations to the Premises or the appearance of the Franchise, as originally developed, without our advance written approval. If you do so, we have the right, at our option and at your expense, to rectify alterations we have not previously approved;

(d)          you will promptly replace or add new equipment when we reasonably specify in order to meet changing standards or new methods of service;

(e)          you will expend at least Six Thousand and No/100 Dollars ($6,000.00) every four (4) years in remodeling, expansion, redecorating and/or refurnishing of the Premises and the Franchise, if deemed necessary by us (any changes to the decoration or furnishing of the Premises must be approved by us);

(f)          on notice from us, you will engage in remodeling, expansion, redecorating and/or refurnishing of the Premises and the Franchise to reflect changes in the operations of The Joint Corp. franchises that we prescribe and require of new franchisees, provided that (1) no material changes will be required unless there are at least two (2) years remaining on the Initial Term of the Franchise (any changes to the decoration or furnishing of the Premises must be approved by us); and (2) we have required the proposed change in at least twenty-five percent (25%) of all similarly situated Company and affiliate-owned The Joint Corp. Locations, and have undertaken a plan to make the proposed change in the balance of such Company and affiliate-owned Locations (any expenditures incurred pursuant to this Paragraph 10.1(f) shall apply to the requirement in Paragraph 10.1(e));

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(g)          you will place or display at the Premises (interior and exterior) only those signs, emblems, designs, artwork, lettering, logos, and display and advertising materials that we from time to time approve; and

(h)          if at any time in our reasonable judgment, the general state of repair, appearance, or cleanliness of the premises of the Franchise or its fixtures, equipment, furniture, or signs do not meet our standards, then we shall have the right to notify you specifying the action you must take to correct the deficiency. If you do not initiate action to correct such deficiencies within (ten) 10 days after receipt of our notice, and then continue in good faith and with due diligence, a bona fide program to complete any required maintenance or refurbishing, then we shall have the right, in addition to all other remedies available to us at law or under this Agreement, to enter the Premises or the Franchise and perform any required maintenance or refurbishing on your behalf, and you agree to reimburse us on demand.

10.2         Franchise Services and Products.

You agree that (a) the Franchise will offer for sale all services and products that we from time to time specify for Locations, (b) the Franchise will offer and sell approved services and products only in the manner we have prescribed; (c) you will not offer for sale or sell at the Franchise, the Premises, or any other location any services or products we have not approved; (d) all products will be offered at retail prices, and you will not offer or sell any products at wholesale prices; (e) you will not use the Premises for any purpose other than the operation of the Franchise; and (f) you will discontinue selling and offering for sale any services or products that we at any time decide (in our sole discretion) to disapprove in writing. In the event that you use, sell or distribute unauthorized products or services, and do not cease the use, sale, or distribution of unauthorized services or products within ten (10) days after written notice is given to you, we reserve the right to terminate this agreement and/or charge you a fee of One Hundred and No/100 Dollars ($100.00) for each day that you fail to comply with our demand to cease the use, sale or distribution of unauthorized products or services, which is a reasonable estimate of the damages we would incur from your continued use, sale or distribution of unauthorized products or services, and not a penalty. You agree to maintain an inventory of approved products sufficient in quantity and variety to realize the full potential of the Franchise. We may, from time to time, conduct market research and testing to determine consumer trends and the saleability of new services and products. You agree to cooperate by participating in our market research programs, test marketing new services and products in the Franchise, and providing us with timely reports and other relevant information regarding such market research. In connection with any such test marketing, you agree to offer a reasonable quantity of the products or services being tested, and effectively promote and make a reasonable effort to sell them.

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10.3         Approved Products, Distributors and Suppliers.

We have developed or may develop various unique products or services that may be prepared according to our formulations. We have approved, and will continue to periodically approve, specifications for suppliers and distributors (which may include us and/or our affiliates) for products or services required to be purchased by, or offered and sold at, The Joint Corp. Location franchises, that meet our standards and requirements, including without limitation standards and requirements relating to product quality, prices, consistency, reliability, and customer relations. You understand and acknowledge we will not be liable to you or anyone else for any damages or claims arising out of or resulting from the acts or omissions any supplier and distributor of products or services, whether or not such supplier or distributor is an approved or required supplier or distributor of products or services. You agree that the Franchise will: (1) purchase any required products or services in such quantities as we designate; (2) utilize such formats, formulae, and packaging for products or services as we prescribe; and (3) purchase all designated products and services only from distributors and other suppliers we have approved. In the event we designate a required supplier or distributor during the term of this Agreement, or any subsequent franchise agreement, you must begin to use such required supplier or distributor with thirty (30) days of the date we notify you that you must use such supplier or distributor, unless we designate a longer period for you to switch or convert over to such supplier or distributor. Your failure or refusal to do so shall constitute a breach of this Agreement.

We may approve a single distributor or other supplier (collectively “supplier”) for any product, and may approve a supplier only as to certain products. We may concentrate purchases with one or more suppliers to obtain lower prices or the best advertising support or services for any group of The Joint Corp. Locations franchised or operated by us. Approval of a supplier may be conditioned on requirements relating to the frequency of delivery, concentration of purchases, standards of service (including prompt attention to complaints), or other criteria, and may be temporary, pending our continued evaluation of the supplier from time to time.

If you would like to purchase any items from any unapproved supplier, then you must submit to us a written request for approval of the proposed supplier. We have the right to inspect the proposed supplier’s facilities, and require that product samples from the proposed supplier be delivered, at our option, either directly to us, or to any independent, certified laboratory that we may designate, for testing. We may charge you a supplier evaluation fee (not to exceed the reasonable cost of the inspection and the actual cost of the test) to make the evaluation. We reserve the right to periodically re-inspect the facilities and products of any approved supplier, and revoke our approval if the supplier does not continue to meet any of our criteria.

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We and/or our affiliates may be an approved supplier of certain products or services to be purchased by you for use and/or sale by the Franchise. We and our affiliates reserve the right to charge any licensed manufacturer engaged by us or our affiliates a royalty to manufacture products for us or our affiliates, or to receive commissions or rebates from vendors that supply goods or services to you. We or our affiliates may also derive income from our sale of products or services to you, and may sell these items at prices exceeding our or their costs in order to make a profit on the sale.

10.4         Hours of Operation.

You agree to keep the Franchise open for business at such times and during such hours as we may prescribe from time to time.

10.5         Specifications, Standards and Procedures.

You agree to comply with all mandatory specifications, standards, and operating procedures relating to the appearance, function, cleanliness, sanitation and operation of the Franchise. Any mandatory specifications, standards, and operating procedures that we prescribe from time to time in the Operations Manual, or otherwise communicate to you in writing, will constitute provisions of this Agreement as if fully set forth in this Agreement. All references to “this Agreement” include all such mandatory specifications, standards, and operating procedures.

10.6         Compliance with Laws and Good Business Practices.

You agree to secure and maintain in force in your name all required licenses, permits and certificates relating to the operation of the Franchise. You also agree to operate the Franchise in full compliance with all applicable laws, ordinances, and regulations, including without limitation all government regulations relating to worker’s compensation insurance, unemployment insurance, and withholding and payment of federal and state income taxes, social security taxes, and sales taxes.

All advertising you employ must be completely factual, in good taste (in our judgment), and conform to the highest standards of ethical advertising and all legal requirements. You agree that in all dealings with us and any of our affiliates, other franchisees, your customers, your suppliers, and public officials, you will adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. You further agree to refrain from any business or advertising practice that may be harmful to the business of the Company, the Franchise, and/or the goodwill associated with the Marks and other The Joint Corp. franchises.

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You must notify us in writing within 5 days of (1) the commencement of any action, suit, or proceeding, and/or of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental unit, that may adversely affect your and/or the Franchise’s operation, financial condition, or reputation; and/or (2) your receipt or knowledge any notice of violation of any law, ordinance, or regulation relating to health or safety.

10.7         Management and Personnel of the Franchise.

Unless we approve your employment of a General Manager to operate the Franchise as provided in Paragraph 4.1, you must actively participate in the actual, on-site, day-to-day operation of the Franchise, and devote as much of your time as is reasonably necessary for the efficient operation of the Franchise. If you are other than an individual, then at least one (1) Principal Owner, director, officer, or other employee of you whom we approve must comply with the this requirement. If we agree that you may employ a General Manager, then the General Manager must fulfill this requirement. Any General Manager shall each obtain all licenses and certifications required by law before assuming his or her responsibilities at the Franchise. You will ensure that your employees and independent contractors of the Franchise have any licenses as may be required by law, and hold or are pursuing any licenses, certifications, and/or degrees required by law or by us in the Operations Manual, as updated from time to time. You will be exclusively responsible for the terms of your employees’ and independent contractors’ employment and compensation, and for the proper training of your employees and independent contractors in the operation of the Franchise. You must establish any training programs for your employees and/or independent contractors that we may prescribe in writing from time to time. You must require all employees and independent contractors to maintain a neat and clean appearance, and conform to the standards of dress that we specify in the Operations Manual, as updated from time to time. Each of your employees and independent contractors must sign a written agreement, in a form approved by us, to maintain confidential our Confidential Information, proprietary information, and trade secrets as described in Paragraph 9.1, and to abide by the covenants not to compete described in Paragraph 9.3. You must forward to us a copy of each such signed agreement. All of your employees and independent contractors must render prompt, efficient and courteous service to all customers of the Franchise. You agree not to recruit or hire, either directly or indirectly, any employee (or a former employee, for sixty (60) days after his or her employment has ended) of any The Joint Corp. Location franchise operated by us, our affiliates, or another The Joint Corp. franchise owner without first obtaining the written consent of us, our affiliate, or the franchise owner that currently employs (or previously employed) such employee. If you violate this provision, in addition to any other right or remedy we may have, you agree to pay the employee’s current or former employer twice the employee’s annual salary, plus all costs and attorneys’ fees incurred as a result of the violation. This amount is set at twice the employee’s annual salary because it is a reasonable estimation of the damages that would occur from such a breach, and it will almost certainly be impossible to calculate precisely the actual damages from such a breach.

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10.8         Insurance.

Before you open the Franchise and during any Term of this Agreement, you must maintain in force, under policies of insurance written on an occurrence basis issued by carriers with an A.M. Best rating of A-VIII or better approved by us, and in such amounts as we may determine from time to time: (1) comprehensive public, professional, product, medical malpractice and motor vehicle liability insurance against claims for bodily and personal injury, death and property damage caused by or occurring in conjunction with the operation of the Franchise or otherwise in conjunction with your conduct of the Franchise Business pursuant to this Agreement, under one or more policies of insurance containing minimum liability coverage amounts as set forth in the Operations Manual; (2) general casualty insurance, including theft, cash theft, fire and extended coverage, vandalism and malicious mischief insurance, for the replacement value of the Franchise and its contents, and any other assets of the Franchise; (3) worker’s compensation and employer’s liability insurance as required by law, with limits equal to or in excess of those required by statute; (4) business interruption insurance for a period adequate to reestablish normal business operations, but in any event not less than six (6) months; (5) any other insurance required by applicable law, rule, regulation, ordinance or licensing requirements; and (6) umbrella liability coverage with limits of not less than $1,000,000/$3,000,000 or such other amounts that we may establish in the Operations Manual. You must purchase such insurance coverage(s) only from our approved or designated supplier(s). We may periodically increase or decrease the amounts of coverage required under these insurance policies, and/or require different or additional kinds of insurance, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances.

Each insurance policy must name us (and, if we so request, our members, directors, employees, agents, and affiliates) as additional insureds, and must provide us with thirty (30) days’ advance written notice of any material modification, cancellation, or expiration of the policy. Deductibles must be in reasonable amounts, and are subject to review and written approval by us. You must provide us with copies of policies evidencing the existence of such insurance concurrently with execution of this Agreement and prior to each subsequent renewal date of each insurance policy, along with certificates evidencing such insurance. You are responsible for any and all claims, losses or damages, including to third persons, originating from, in connection with, or caused by your failure to name us as an additional insured on each insurance policy. You agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage arising out of your failure to name us as additional insured, which indemnity shall survive the termination or expiration and non-renewal of this Agreement.

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Prior to the expiration of the term of each insurance policy, you must furnish us with a copy of a renewal or replacement insurance policy and appropriate certificates of insurance. If you at any time fail or refuse to maintain any insurance coverage required by us or to furnish satisfactory evidence thereof, then we, at our option and in addition to our other rights and remedies under this Agreement, may, but need not, obtain such insurance coverage on your behalf, and you shall reimburse us on demand for any costs or premiums paid or incurred by us, including any administrative fees or surcharges that we may incur. If you fail to pay us within ten (10) days of our demand for reimbursement, we reserve the right to debit your account the amounts owed to us for any premiums paid on your behalf for such insurance coverage along with any other costs, surcharges expenses and fees we incur to obtain such coverage on your behalf or on behalf of your franchise. We reserve the right to require you to provide us with an application for insurance (in a form acceptable to our required supplier for insurance) for any medical professional that has been offered a position to work in a Franchise location so that we may, if you fail to do so, procure any necessary insurance coverage for such medical professional.

Notwithstanding the existence of such insurance, you are and will be responsible for all loss or damage and contractual liability to third persons originating from or in connection with the operation of the Franchise, and for all claims or demands for damages to property or for injury, illness or death of persons directly or indirectly resulting therefrom; and you agree to defend, indemnify and hold us harmless of, from, and with respect to any such claims, loss or damage, which indemnity shall survive the termination or expiration and non-renewal of this Agreement. In addition to the requirements of the foregoing paragraphs of this Paragraph 10.8, you must maintain any and all insurance coverage in such amounts and under such terms and conditions as may be required in connection with your lease or purchase of the Premises.

Your obligation to maintain insurance coverage as described in this Agreement will not be reduced in any manner by reason of any separate insurance we maintain on our own behalf, nor will our maintenance of that insurance relieve you of any obligations under Section 7 of this Agreement.

10.9         Credit Cards and Other Methods of Payment.

You must at all times have arrangements in existence with Visa, Master Card, American Express, Discover and any other credit and debit card issuers or sponsors, check verification services, and electronic fund transfer systems that we designate from time to time, in order that the Franchise may accept customers’ credit and debit cards, checks, and other methods of payment. We may require you to obtain such services through us or our affiliates.

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10.10         Pricing.

To the extent permitted by applicable law, we may periodically establish maximum and/or minimum prices for services and products that the Franchise location offers, including without limitation, prices for promotions in which all or certain The Joint Franchise locations participate. If we establish such prices for any services or products, you agree not to exceed or reduce that price, but will charge the price for the service or product that we establish. You hereby agree to apply any pricing matrix or schedule established by us. If you wish to offer an alternate pricing matrix, you must obtain our prior written approval. In states where you must enter a Management Agreement (Section 2.3), this provision shall be modified, to the extent legally permissible, and/or legally construed to conform to the laws of the state where your Franchise location will be located.

11.         ADVERTISING.

11.1         By Company.

As stated in Paragraph 6.3, due to the value of advertising and the importance of promoting the public image of The Joint Corp. Location franchises, we will establish, maintain, and administer one or more Ad Funds to support and pay for national, regional, and/or local marketing programs that we deem necessary, desirable, or appropriate to promote the goodwill and image of all The Joint Corp. Location franchises. You will contribute to the Ad Fund the Advertising Fee set forth in Section 6.3. We agree that any Locations owned by us or our affiliates will contribute to the Ad Fund on at least the same basis as you do.

We will be entitled to direct all advertising programs financed by the Ad Fund, with sole discretion over the creative concepts, materials, and endorsements used in them, and the geographic, market, and media placement and allocation of the programs. We will have the sole discretion to use the Ad Fund to pay the costs of preparing and producing video, audio, and written advertising materials; administering regional, multi-regional and/or national advertising programs; including purchasing direct mail and other media advertising; employing advertising agencies and supporting public relations, market research, and other advertising and marketing firms; and paying for advertising and marketing activities that we deem appropriate, including the costs of participating in any national or regional trade shows. and providing advertising and marketing materials to The Joint Corp. Location franchises. We may in our discretion use the Ad Fund to engage in advertising and promotional programs that benefit only one or several regionals, and not necessarily all Location franchises Ad Funds. The Ad Fund will furnish you with approved advertising materials at its direct cost of producing those advertising materials. The amounts you contribute to the Ad Fund will not be used for placement of advertising in television, radio, newspaper or other media. Rather, any collective media placement will be conducted through the local and regional advertising cooperatives described in Section 11.3.

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The Ad Fund will be accounted for separately from other funds of the Company, and will not be used to defray any of our general operating expenses, except for any reasonable salaries, administrative costs, and overhead we may incur in activities reasonably related to the administration of the Ad Fund and its advertising programs (including without limitation conducting market research, preparing advertising and marketing materials, and collecting and accounting for contributions to the Ad Fund). We may spend in any fiscal year an amount greater or less than the total contributions to the Ad Fund in that year. We may cause the Ad Fund to borrow from us or other lenders to cover deficits of the Ad Fund, or to invest any surplus for future use by the Ad Fund. You authorize us to collect for remission to the Ad Fund any advertising monies or credits offered by any supplier to you based upon purchases you make. We will prepare an annual statement of monies collected and costs incurred by the Ad Fund and will make it available to you on written request.

You understand and acknowledge that the Ad Fund will be intended to maximize recognition of the Marks and patronage of The Joint Corp. Location franchises. Although we will endeavor to use the Ad Fund to develop advertising and marketing materials, and to place advertising in a manner that will benefit all The Joint Corp. Location franchises, we undertake no obligation to ensure that expenditures by the Ad Fund in or affecting any geographic area are proportionate or equivalent to contributions to the Ad Fund by The Joint Corp. Location franchises operating in that geographic area, or that any The Joint Corp. Location franchise will benefit directly or in proportion to its contribution to the Ad Fund from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this Paragraph, we assume no direct or indirect liability or obligation to you with respect to the maintenance, direction, or administration of the Ad Fund.

We will have the right to terminate the Ad Fund by giving you thirty (30) days’ advance written notice. All unspent monies on date of termination will be divided between the Company and the contributing The Joint Corp. Location franchisees in proportion to our and their respective contributions. At any time thereafter, we will have the right to reinstate the Ad Fund under the same terms and conditions as described in this Section (including the rights to terminate and reinstate the Ad Fund) by giving you thirty (30) days’ advance written notice of reinstatement.

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11.2         By Franchise Owner.

You must spend, in addition to any contributions to the Ad Fund, a minimum of the greater of (a) Three Thousand and No/100 Dollars ($3,000.00); or (b) five percent (5%) of the Franchise’s gross revenues for each month during the term of this Agreement, as outlined in Paragraph 6.4, for local advertising, promotion and marketing. You must provide us (in a form we approve or designate) evidence of your required local advertising, marketing and promotional expenditures by the thirtieth (30th) day of each month, for the preceding calendar month, along with a year-to-date report of the total amount spent on local advertising.

You agree to list and advertise the Franchise in each of the classified telephone directories distributed within your market area, in those business classifications as we prescribe from time to time, using any standard form of classified telephone directory advertisement we may provide.

On each occasion before you use them, samples of all local advertising and promotional materials not prepared or previously approved by us must be submitted to us for approval. If you do not receive our written disapproval within fifteen (15) days from the date we receive the materials, the materials will be deemed to have been approved. You agree not to use any advertising or promotional materials that we have disapproved. You will be solely responsible and liable to ensure that all advertising, marketing, and promotional materials and activities you prepare comply with applicable federal, state, and local law, and the conditions of any agreements or orders to which you may be subject.

11.3         Regional Advertising Cooperatives.

In the event that more than one The Joint Corp. Location franchise is located in an area of dominant influence (“ADI”), we reserve the right to form a regional advertising cooperative (the “Regional Ad Co-op”). We also reserve the right to require you to join the Regional Ad Co-op and to contribute to its funding. We reserve the right to determine the amount to be contributed by each member of the Regional Ad Co-op as necessary. The required contributions to any Regional Ad Co-op will not be credited against the Local Advertising Requirement set forth in Paragraphs 6.4(a) and 11.2.

11.4         Websites and Other Forms of Advertising Media.

You acknowledge and agree that any Website or Other Forms of Advertising Media (as defined below) will be deemed “advertising” under this Agreement, and will be subject to, among other things, the need to obtain our prior written approval in accordance with Paragraphs 7.2 and 11.2. As used in this Agreement, the term or reference to “Website or Other Forms of Advertising Media” means any interactive system, including but not limited to all types of online communications, virtual applications, social media, or the like, including but not limited to Groupon, Living Social, Facebook, Twitter, etc., that you operate or use, or authorize others to operate or use, and that refer to the Franchise, the Marks, us, and/or the System. The term or reference Website or Other Forms of Advertising Media includes, but is not limited to, Internet and World Wide Web home pages. In connection with any Website or Other Forms of Advertising Media, you agree to the following:

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(a)          Before establishing any Website or Other Form of Advertising Media, you will submit to us a sample of such Website or Other Form of Advertising Media format and information in the form and manner we may require.

(b)          You will not establish or use any Website or Other Forms of Advertising Media without our prior written approval.

(c)          In addition to any other applicable requirements, you must comply with our standards and specifications for Website or Other Forms of Advertising Media as we prescribe in the Operations Manual or otherwise in writing, including any specifications relating to the use of organic and paid search engine optimization, keyword and landing page management. If we require, you will establish a website as part of our corporate website and/or establish electronic links to our corporate website.

(d)          If you propose any material revision to Website or Other Forms of Advertising Media or any of the information contained therein, you will submit each such revision to us for our prior written approval.

12.         ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.

You agree to maintain, at your own expense, the Joint Software and accounting software, to act as a bookkeeping, accounting, and record keeping system for the Franchise. The Joint Software includes the capability of being polled by our central computer system, which you agree to permit. With respect to the operation and financial condition of the Franchise, we will pull from the Joint Software (if available), or require you to provide from your accounting software in a form we designate, or in accordance with General Acceptably Accounting Principles (“GAAP”), as the case may be, the following: (1) by Tuesday of each week, an electronic report of the Franchise’s gross revenues for the preceding week ending on, and including, Sunday, and any other data, information, and supporting records that we may require; (2) by the thirtieth (30th) day of each month, a profit and loss statement for the preceding calendar month, and a year-to-date profit and loss statement and balance sheet; (3) within ninety (90) days after the end of your fiscal year, a fiscal year-end balance sheet, and an annual profit and loss statement for that fiscal year, reflecting all year-end adjustments; and (4) such other reports as we require from time to time (collectively, the “Reports”). You agree to input all Franchise transactions into the Joint Software and your accounting software in a timely manner to ensure that all Reports are accurate. If it is determined that any information was omitted from the Joint Software or your accounting software was input inaccurately, or you have failed to provide us any required Reports, we may charge a non-refundable accounting fee of One Hundred and No/100 Dollars ($100.00), payable in a lump sum by the fifth (5th) day of the month following the month during which the inaccurate report was submitted or for any late Reports. You agree to maintain and furnish upon our request complete copies of federal and state income tax returns you file with the Internal Revenue Service and state tax departments, reflecting revenues and income of the Franchise or the corporation, partnership, or limited liability company that holds the Franchise. We reserve the right to require you to have audited or reviewed financial statements prepared by a certified public accountant on an annual basis. You agree to retain hard copies of all records for a minimum of four (4) years.

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13.         INSPECTIONS AND AUDITS.

13.1         Company’s Right to Inspect the Franchise.

To determine whether you and the Franchise are complying with this Agreement and the specifications, standards, and operating procedures we prescribe for the operation of the Franchise, we or our agents have the right, at any reasonable time and without advance notice to you, to: (1) inspect the Premises; (2) observe the operations of the Franchise for such consecutive or intermittent periods as we deem necessary; (3) interview personnel of the Franchise; (4) interview customers of the Franchise; and (5) inspect and copy any books, records and documents relating to the operation of the Franchise. You agree to fully cooperate with us in connection with any of those inspections, observations and interviews. You agree to present to your customers any evaluation forms we periodically prescribe, and agree to participate in, and/or request that your customers participate in, any surveys performed by or on our behalf. Based on the results of any such inspections and audits and your other reports, we may provide to you such guidance and assistance in operating your Franchise as we deem appropriate.

13.2         Company’s Right to Audit.

We have the right at any time during business hours, and without advance notice to you, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, sales and income tax records and returns and other records of the Franchise, and the books and records of any corporation, limited liability company, or partnership that holds the Franchise. You agree to fully cooperate with our representatives and any independent accountants we may hire to conduct any inspection or audit. If the inspection or audit is necessary because of your failure to furnish any reports, supporting records, other information or financial statements as required by this Agreement, or to furnish such reports, records, information, or financial statements on a timely basis, or if an understatement of gross revenues for any period is determined by an audit or inspection to be greater than two percent (2%), then you agree to pay us all monies owed, plus interest of one and one-half percent (1.5%) per month, and reimburse us for the cost of such inspection or audit, including without limitation any attorneys’ fees and/or accountants’ fees we may incur, and the travel expenses, room and board, and applicable per diem charges for our employees or contractors. The above remedies are in addition to all our other remedies and rights under this Agreement or under applicable law.

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14.         TRANSFER REQUIREMENTS.

14.1         Organization.

If you are a corporation, partnership or limited liability company (or if this Agreement is assigned to a corporation, partnership or limited liability company with our approval), you represent and warrant to us that you are and will continue to be throughout the term of this Agreement, duly organized and validly existing in good standing under the laws of the state of your incorporation, registration or organization, that you are qualified to do business and will continue to be qualified to do business throughout the term of this Agreement in all states in which you are required to qualify, that you have the authority to execute, deliver and carry out all of the terms of this Agreement, and that during the term of this Agreement the only business you (i.e., the corporate, partnership or limited liability entity) will conduct will be the development, ownership and operation of the Franchise.

14.2         Interests in Franchise Owner; Reference to Exhibit 4.

You and each Principal Owner represent, warrant and agree that all “Interests” in Franchise Owner are owned in the amount and manner described in Exhibit 4. No Interests in Franchise Owner will, during the term of this Agreement, be “public” securities (i.e., securities that require, for their issuance, registration with any state or federal authority). (An “Interest” is defined to mean any shares, membership interests, or partnership interests of Franchise Owner and any other equitable or legal right in any of Franchise Owner’s stock, revenues, profits, rights or assets. When referring to Franchise Owner’s rights or assets, an “Interest” means this Agreement, Franchise Owner’s rights under and interest in this Agreement, any The Joint Corp. franchise, or the revenues, profits or assets of any The Joint Corp. franchise.) You and each Principal Owner also represent, warrant, and agree that no Principal Owner’s Interest has been given as security for any obligation (i.e., no one has a lien on or security interest in a Principal Owner’s Interest), and that no change will be made in the ownership of an Interest other than as expressly permitted by this Agreement or as we may otherwise approve in writing. You and each Principal Owner agree to furnish us with such evidence as we may request from time to time to assure ourselves that the Interests of Franchise Owner and each of your Principal Owners remain as permitted by this Agreement, including a list of all persons or entities owning any Interest, as defined above. If you have transferred your Interests in violation of this Agreement you shall be considered in breach of this Agreement.

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14.3         Transfer by Company.

This Agreement is fully transferable by us and will inure to the benefit of any person or entity to whom it is transferred, or to any other legal successor to our interests in this Agreement.

14.4         No Transfer Without Approval.

You understand and acknowledge that the rights and duties created by this Agreement are personal to you and that we have entered into this Agreement in reliance on the individual or collective character, skill, aptitude, attitude, business ability, and financial capacity of you and your Principal Owners. Accordingly, neither this Agreement nor any part of your interest in it, nor any Interest (as defined in Paragraph 14.2) of Franchise Owner or a Principal Owner, may be transferred (see definition below) without our advance written approval if such transfer will result in the Principal Owner(s) set forth in Exhibit 4 holding less than a seventy-five percent (75%) Interest in Franchise Owner. Any Transfer that is made without our approval will constitute a breach of this Agreement and convey no rights to or interests in this Agreement, you, the Franchise, or any other The Joint Corp. franchise.

As used in this Agreement the term “Transfer” means any voluntary, involuntary, direct or indirect assignment, sale, gift, exchange, grant of a security interest, or occurrence of any other event which would or might change the ownership of any Interest, and includes, without limitation: (1) the Transfer of ownership of capital stock, partnership interest or other ownership interest (including the granting of options (such as stock options or any option which give anyone ownership rights now or in the future); (2) merger or consolidation, or issuance of additional securities representing an ownership interest in Franchise Owner; (3) sale of common stock of Franchise Owner sold pursuant to a private placement or registered public offering; (4) Transfer of an Interest in a divorce proceeding or otherwise by operation of law; or (5) Transfer of an Interest by will, declaration of or transfer in trust, or under the laws of intestate succession.

We will not unreasonably withhold consent to a Transfer of an Interest by a Principal Owner to a member of his or her immediate family or to your key employees, so long as all Principal Owners together retain a “controlling Interest” (i.e., the minimum ownership percentage listed in Exhibit 4), although we reserve the right to impose reasonable conditions on the Transfer as a requirement for our consent.

Interests owned by persons other than the Principal Owners (“minority owners”) may be Transferred without our advance consent unless the Transfer would give that transferee and any person or group of persons affiliated or having a common interest with the transferee more than a collective twenty-five percent (25%) Interest in Franchise Owner, in which case our advance written approval for the Transfer must be obtained. Your formal partnership, corporation or other formation documents and all stock certificates, partnership units or other evidence of ownership must recite or bear a legend reflecting the transfer restrictions of this Paragraph 14.4.

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14.5         Conditions for Approval of Transfer.

If you and your Principal Owners are in full compliance with this Agreement, we will not unreasonably withhold our approval of a Transfer that meets all the applicable requirements of this Section 14. The person or entity to whom you wish to make the Transfer, or its principal owners (“Proposed New Owner”), must be individuals of good moral character and otherwise meet our then-applicable standards for The Joint Corp. Location franchisees. If you propose to Transfer this Agreement, the Franchise or its assets, or any Interest, or if any of your Principal Owners proposes to Transfer a controlling Interest in you or make a Transfer that is one of a series of Transfers which taken together would constitute the Transfer of a controlling Interest in you, then all of the following conditions must be met before or at the time of the Transfer:

(a)          the Proposed New Owner must have sufficient business experience, aptitude, and financial resources to operate the Franchise;

(b)          you must pay any amounts owed for purchases from us and our affiliates, and any other amounts owed to us or our affiliates which are unpaid;

(c)          the Proposed New Owner’s directors and such other personnel as we may designate must have successfully completed our Initial Training program, and shall be legally authorized and have all licenses necessary to perform the services offered by the Franchise. The Proposed New Owner shall be responsible for any wages and compensation owed to, and the travel and living expenses (including all transportation costs, room, board and meals) incurred by, the attendees who attend the Initial Training program;

(d)          if your lease for the Premises requires it, the lessor must have consented to the assignment of the lease of the Premises to the Proposed New Owner;

(e)          you (or the Proposed New Owner) must pay us a Transfer fee equal to seventy-five percent (75%) of the then current initial franchise fee we charge to new Start-up Location franchisees, and must reimburse us for any reasonable expenses incurred by us in investigating and processing any Proposed New Owner where the Transfer is not consummated for any reason;

(f)          you and your Principal Owners and your and their spouses must execute a general release (in a form satisfactory to us) of any and all claims you and/or they may have against us, our affiliates, and our and our affiliates’ respective officers, directors, employees, and agents;

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(g)          we must approve the material terms and conditions of the proposed Transfer, including without limitation that the price and terms of payment are not so burdensome as to adversely affect the operation of the Franchise;

(h)          the Franchise and the Premises shall have been placed in an attractive, neat and sanitary condition;

(i)          you and your Principal Owners must enter into an agreement with us providing that all obligations of the Proposed New Owner to make installment payments of the purchase price (and any interest on it) to you or your Principal Owners will be subordinate to the obligations of the Proposed New Owner to pay any amounts payable under this Agreement or any new Franchise Agreement that we may require the Proposed New Owner to sign in connection with the Transfer;

(j)          you and your Principal Owners must enter into a non-competition agreement wherein you agree not to engage in a competitive business for a period of two (2) years after the Transfer and within twenty-five (25) miles of your Franchise Premises or any other The Joint Corp. Location franchise location;

(k)          the Franchise shall have been determined by us to contain all equipment and fixtures in good working condition, as were required at the initial opening of the Franchise. The Proposed New Owner shall have agreed, in writing, to make such reasonable capital expenditures to remodel, equip, modernize and redecorate the interior and exterior of the premises in accordance with our then existing plans and specifications for a The Joint Corp. Location franchise, and shall have agreed to pay our expenses for plan preparation or review, and site inspection;

(l)          upon receiving our consent for the Transfer or sale of the Franchise, the Proposed New Owner shall agree to assume all of your obligations under this Agreement in a form acceptable to us, or, at our option, shall agree to execute a new Franchise Agreement with us in the form then being used by us. We may, at our option, require that you guarantee the performance, and obligations of the Proposed New Owner; and

(m)          you must have properly offered us the opportunity to exercise our right of first refusal as described below, and we must have then declined to exercise it.

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14.6         Right of First Refusal.

If you or any of your Principal Owners wishes to Transfer any Interest, we will have a right of first refusal to purchase that Interest as follows. The party proposing the Transfer (the “transferor”) must obtain a bona fide, executed written offer (accompanied by a “good faith” earnest money deposit of at least five percent (5%) of the proposed purchase price) from a responsible and fully disclosed purchaser, and must submit an exact copy of the offer to us. You also agree to provide us with any other information we need to evaluate the offer, if we request it within five (5) days of receipt of the offer. We have the right, exercisable by delivering written notice to the transferor within fifteen (15) days from the date of last delivery to us of the offer and any other documents we have requested, to purchase the Interest for the price and on the terms and conditions contained in the offer, except that we may substitute cash for any form of payment proposed in the offer, and will not be obligated to pay any “finder’s” or broker’s fees that are a part of the proposed Transfer. We also will not be required to pay any amount for any claimed value of intangible benefits, for example, possible tax benefits that may result by structuring and/or closing the proposed Transfer in a particular manner or for any consideration payable other than the bona fide purchase price for the Interest proposed to be transferred. (In fact, we may in our sole and absolute discretion withhold consent to any proposed Transfer if the offer directly or indirectly requires payment of any consideration other than the bona fide purchase price for the Interest proposed to be transferred.) Our credit will be deemed equal to the credit of any other proposed purchaser, and we will have at least sixty (60) days to prepare for closing. We will be entitled to all customary representations and warranties given purchasers in connection with such sales. If the proposed Transfer includes assets not related to the operation of the Franchise, we may purchase only the assets related to the operation of the Franchise or may also purchase the other assets. (An equitable purchase price will be allocated to each asset included in the Transfer.)

If we do not exercise our right of first refusal, the transferor may complete the sale to the Proposed New Owner pursuant to and on the terms of the offer, as long as we have approved the Transfer as provided in this Section 14. You must immediately notify us of any changes in the terms of an offer. Any material change in the terms of an offer before closing will make it a new offer, revoking any previous approval or previously made election to purchase and giving us a new right of first refusal effective as of the day we receive formal notice of a material change in the terms. If the sale to the Proposed New Owner is not completed within one hundred twenty (120) days after we have approved the Transfer, our approval of the proposed Transfer will expire. Any later proposal to complete that proposed Transfer will be deemed a new offer, giving us a new right of approval and right of first refusal effective as of the day we receive formal notice of the new (or continuing) proposal. We will not exercise a right of first refusal with respect to a proposed Transfer of less than a controlling interest to a member of a Principal Owner’s immediate family or to your key employees.

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14.7         Death and Disability.

Upon the death or permanent disability of you or a Principal Owner, the executor, administrator, conservator or other personal representative of the deceased or disabled person must Transfer the deceased or disabled person’s Interest within a reasonable time, not to exceed forty-five (45) days from the date of death or permanent disability, to a person we have approved. Such Transfers, including without limitation transfers by a will or inheritance, will be subject to all the terms and conditions for assignments and Transfers contained in this Agreement. Failure to so dispose of an Interest within the forty-five (45) day period of time will constitute grounds for termination of this Agreement.

14.8         Effect of Consent to Transfer.

Our consent to a proposed Transfer pursuant to this Section 14 will not constitute a waiver of any claims we may have against you or any Principal Owner, nor will it be deemed a waiver of our right to demand exact compliance with any of the terms or conditions of this Agreement by the Proposed New Owner.

14.9         Consent Not Unreasonably Delayed.

If all the conditions are met to transfer the FA or any interest therein, we will not unreasonably delay granting our consent to the transfer.

15.         TERMINATION OF THE FRANCHISE.

We have the right to terminate this Agreement effective upon delivery of notice of termination to you, if: (1) you do not develop or open the Franchise as provided in this Agreement; (2) you abandon, surrender, transfer control of, lose the right to occupy the Premises of, or do not actively operate, the Franchise, or your lease for or purchase of the location of the Franchise is terminated for any reason; (3) you or your Principal Owners assign or Transfer this Agreement, any Interest, the Franchise, or assets of the Franchise without complying with the provisions of Section 14; (4) you are adjudged a bankrupt, become insolvent or make a general assignment for the benefit of creditors; (5) you use, sell, distribute or give away any unauthorized services or products, and do not cease the use, sale, or distribution of unauthorized services or products within ten (10) days after written notice is given to you; (6) you fail to maintain a valid license to practice and/or fail to maintain compliance with state and federal regulations and do not cure the failure within twenty (20) days after written notice is given to you; (7) you or any of your Principal Owners are convicted of or plead no contest to a felony or are convicted or plead no contest to any crime or offense that is likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; (8) you are involved in any action that is likely to adversely affect the reputation of the Company, the Franchise, and/or the goodwill associated with the Marks; (9) you or any of your employees violate any health or safety law, ordinance or regulation, or operate the Franchise in a manner that presents a health or safety hazard to your customers or the public; (10) you do not pay when due any monies owed to us or our affiliates, and do not make such payment within ten (10) days after written notice is given to you; (11) you fail to meet the minimum local advertising expenditures required in Section 11.2, and to provide the required proof of your expenditures; (12) you or any of your Principal Owners fail to comply with any other provision of this Agreement or any mandatory specification, standard, or operating procedure or you fail to make changes required to comply with applicable state or federal laws within twenty (20) days after written notice of such failure to comply is given to you; (13) you fail to procure or maintain any and all insurance coverage that we require, or otherwise fail to name us as an additional insured on any such insurance policies and failure to do so within ten (10) days after written notice is given to you; or (13) you or any of your Principal Owners fail on three (3) or more separate occasions within any twelve (12) consecutive month period to submit when due any financial statements, reports or other data, information, or supporting records; pay when due any amounts due under this Agreement; or otherwise fail to comply with this Agreement, whether or not such failures to comply are corrected after notice is given to you or your Principal Owners.

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In addition, if, in the opinion of our legal counsel, any provision of this Agreement is contrary to law, then you and we agree to negotiate in good faith an amendment that would make this Agreement conform to the applicable legal requirements. If you and we are unable to reach such an agreement, or if fundamental changes to this Agreement are required to make it conform to the legal requirements, then we reserve the right to terminate this Agreement upon notice to you, in which case all of the post-termination obligations set forth in Section 16 shall apply.

In the event that we terminate this Agreement under this Section or other applicable provisions of this Agreement, we shall be entitled, in those states in which such termination fees are enforceable, to receive from you a termination fee in the amount equal to one-half (1/2) of our then-current initial franchise fee for new The Joint Corp. Location franchises (the “Termination Fee”). The Termination Fee shall be payable by you in addition to any damages payable to us, including loss of future revenues, resulting from your improper or wrongful breach or other termination of this Agreement. We shall be entitled to recover all costs, including attorneys’ fees, incurred in connection with the termination and collection of the Termination Fee.

If you continue to operate the Franchise after termination of this Agreement, in addition to any other right or remedy we may have (including the Termination Fee), you agree to pay to us the amount of One Thousand and No/100 Dollars ($1,000.00) per day that you operate the Franchise in violation of this Agreement, plus all costs and attorneys’ fees incurred as a result of the violation. This amount is set at $1,000 per day because it is a reasonable estimation of the damages that would occur from such a breach, and it will almost certainly be impossible to calculate precisely the actual damages from such a breach.

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16.         RIGHTS AND OBLIGATIONS OF COMPANY AND FRANCHISE OWNER UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.

16.1         Payment of Amounts Owed to Company.

You agree to pay us within five (5) days after the effective date of termination or expiration of the Franchise, or any later date that the amounts due to us are determined, all amounts owed to us or our affiliates which are then unpaid.

16.2         Marks.

You agree that after the termination or expiration of the Franchise you will:

(a)          not directly or indirectly at any time identify any business with which you are associated as a current or former The Joint Corp. franchise or franchisee;

(b)          not use any Mark or any colorable imitation of any Mark in any manner or for any purpose, or use for any purpose any trademark or other commercial symbol that suggests or indicates an association with us;

(c)          return to us or destroy (whichever we specify) all customer lists, forms and materials containing any Mark or otherwise relating to a The Joint Corp. franchise;

(d)          remove all Marks affixed to uniforms or, at our direction, cease to use those uniforms; and

(e)          take any action that may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark.

16.3         De-Identification.

If you retain possession of the Premises, you agree to completely remove or modify, at your sole expense, any part of the interior and exterior decor that we deem necessary to disassociate the Premises with the image of a The Joint Corp. franchise, including any signage bearing the Marks. If you do not take the actions we request within thirty (30) days after notice from us, we have the right to enter the Premises and make the required changes at your expense, and you agree to reimburse us for those expenses on demand.

16.4         Confidential Information.

You agree that on termination or expiration of the Franchise you will immediately cease to use any of the Confidential Information, and agree not to use it in any business or for any other purpose. You further agree to immediately return to us all copies of the Operations Manual and any written Confidential Information or other confidential materials that we have loaned or provided to you. Upon

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16.5         Joint Software.

You agree that on termination or expiration of the Franchise, you will immediately cease to use the Joint Software and will uninstall it from all computer systems owned by the Franchise.

16.6         Company’s Option to Purchase the Franchise.

Upon the termination or expiration of the Franchise, we will have the option, but not the obligation, exercisable for thirty (30) days upon written notice to you, to purchase at fair market value all of the assets of the Franchise, including all approved equipment, fixtures, furniture and signs and all supplies, materials, and other items imprinted with any Mark, and to take an assignment of the lease for the Premises and any other lease or concession agreement necessary for the operation of the Franchise. If you and we cannot agree on the fair market value of the assets of the Franchise within a reasonable time, such value shall be determined by an average of the appraisals of two (2) independent appraisers, one of whom will be selected by you and one of whom will be selected by us. If the appraisals differ by more than ten percent (10%), then you and we will mutually agree on a value, or if you and we cannot agree, our appraisers will select a third appraiser whose determination of market value will be final. We shall not assume any liabilities, debts or obligations of the Franchise in connection with any such transfer, and you will indemnify us from any and all claims made against us arising out of any such transfer of the assets of the Franchise. All parties will comply with all applicable laws in connection with any such transfer, and you agree to cooperate with us in complying with all such requirements.

The closing shall occur within thirty (30) days after we exercise our option to purchase the assets or such later date as may be necessary to comply with applicable bulk sales or similar laws. At the closing, you and we both agree to execute and deliver all documents necessary to vest title in the purchased assets and/or real property in us free and clear of all liens and encumbrances, except those assumed by us and/or to effectuate the lease of the Franchise Premises. You also agree to provide us with all information necessary to close the transaction. We reserve the right to assign our option to purchase the Franchise or designate a substitute purchaser for the Franchise. By signing this Agreement, you irrevocably appoint us as your lawful attorney-in-fact with respect to the matters contemplated by this Paragraph 16.6, with full power and authority to execute and deliver in your name all documents required to be provided by you under this Paragraph in the event you do not provide them in a timely and proper manner. You also agree to ratify and confirm all of our acts as your lawful attorney-in-fact, and indemnify and hold us harmless from all claims, liabilities, losses or damages suffered by us in so doing.

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Once we give notice that we will purchase the Franchise assets, we will have the right to immediately take over the operations of the Franchise. From the date we take over the Franchise to the date of closing of the purchase of the Franchise assets, we will be entitled to use any gross revenues of the Franchise to operate the Franchise, and to retain as a management fee up to ten percent (10%) of the balance of such gross revenues after operating expenses are paid, plus any additional costs and expenses we may incur.

16.7         Continuing Obligations.

All obligations of this Agreement (whether yours or ours) that expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect after and notwithstanding its expiration or termination until they are satisfied in full or by their nature expire.

16.8         Management of the Franchise.

In the event that we are entitled to terminate this Agreement in accordance with Section 15 above or any other provision of this Agreement, and in addition to any other rights or and remedies available to us in the event of such termination, we may, but need not, assume the Franchise’s management. All gross revenues from the Franchise’s operation while we assume its management will be kept in a separate account, and all of the Franchise’s expenses will be charged to this account. We may charge you (in addition to the Royalty Fee and Advertising Fee contributions due under this Agreement) a reasonable management fee in an amount that we may specify, equal to up to ten percent (10%) of the Franchise’s gross revenues, plus our direct out-of-pocket costs and expenses, if we assume management of the Franchise under this Paragraph. We have a duty to utilize only our reasonable efforts in managing the Franchise, and will not be liable to you for any debts, losses, or obligations the Franchise incurs, or to any of your creditors for any products or services the Franchise purchases, while we manage it pursuant to this Paragraph.

17.         ENFORCEMENT.

17.1         Invalid Provisions; Substitution of Valid Provisions.

To the extent that the non-competition provisions of Sections 9.3 and 14.5 are deemed unenforceable because of their scope in terms of area, business activity prohibited, or length of time, you agree that the invalid provisions will be deemed modified or limited to the extent or manner necessary to make that particular provisions valid and enforceable to the greatest extent possible in light of the intent of the parties expressed in that such provisions under the laws applied in the forum in that we are seeking to enforce such provisions.

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If any lawful requirement or court order of any jurisdiction (1) requires a greater advance notice of the termination or non-renewal of this Agreement than is required under this Agreement, or the taking of some other action which is not required by this Agreement, or (2) makes any provision of this Agreement or any specification, standard, or operating procedure we prescribed invalid or unenforceable, then the advance notice and/or other action required or revision of the specification, standard, or operating procedure will be substituted for the comparable provisions of this Agreement in order to make the modified provisions enforceable to the greatest extent possible. You agree to be bound by the modification to the greatest extent lawfully permitted.

17.2         Unilateral Waiver of Obligations.

Either you or we may, by written notice, unilaterally waive or reduce any obligation or restriction of the other under this Agreement. The waiver or reduction may be revoked at any time for any reason on ten (10) days’ written notice.

17.3         Written Consents from Company.

Whenever this Agreement requires our advance approval or consent, you agree to make a timely written request for it. Our approval or consent will not be valid unless it is in writing.

17.4         Lien.

To secure your performance under this Agreement and indebtedness for all sums due us or our affiliates, we shall have a lien upon, and you hereby grant us a security interest in, the following collateral and any and all additions, accessions, and substitutions to or for it and the proceeds from all of the same: (a) all inventory now owned or after-acquired by you and the Franchise, including but not limited to all inventory and supplies transferred to or acquired by you in connection with this Agreement; (b) all accounts of you and/or the Franchise now existing or subsequently arising, together with all interest in you and/or the Franchise, now existing or subsequently arising, together with all chattel paper, documents, and instruments relating to such accounts; (c) all contract rights of you and/or the Franchise, now existing or subsequently arising; and (d) all general intangibles of you and/or the Franchise, now owned or existing, or after-acquired or subsequently arising. You agree to execute such financing statements, instruments, and other documents, in a form satisfactory to us, that we deem necessary so that we may establish and maintain a valid security interest in and to these assets.

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17.5         No Guarantees.

If in connection with this Agreement we provide to you any waiver, approval, consent, or suggestion, or if we neglect or delay our response or deny any request for any of those, then we will not be deemed to have made any warranties or guarantees upon which you may rely, and will not assume any liability or obligation to you.

17.6         No Waiver.

If at any time we do not exercise a right or power available to us under this Agreement or do not insist on your strict compliance with the terms of the Agreement, or if there develops a custom or practice that is at variance with the terms of this Agreement, then we will not be deemed to have waived our right to demand exact compliance with any of the terms of this Agreement at a later time. Similarly, our waiver of any particular breach or series of breaches under this Agreement, or of any similar term in any other agreement between us and any other The Joint Corp. franchisee will not affect our rights with respect to any later breach. It will also not be deemed to be a waiver of any breach of this Agreement for us to accept payments that are due to us under this Agreement.

17.7         Cumulative Remedies.

The rights and remedies specifically granted to either you or us by this Agreement will not be deemed to prohibit either you or us from exercising any other right or remedy provided under this Agreement, or permitted by law or equity.

17.8         Specific Performance; Injunctive Relief.

Provided we give you the appropriate notice, we will be entitled, without being required to post a bond, to the entry of temporary and permanent injunctions and orders of specific performance to (1)  enforce the provisions of this Agreement relating to your use of the Marks and non-disclosure and non-competition obligations under this Agreement; (2)  prohibit any act or omission by you or your employees that constitutes a violation of any applicable law, ordinance, or regulation; constitutes a danger to the public; or may impair the goodwill associated with the Marks or The Joint Corp. franchises; or (3)  prevent any other irreparable harm to our interests. If we obtain an injunction or order of specific performance, then you shall pay us an amount equal to the total of our costs of obtaining it, including without limitation reasonable attorneys’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, and any damages we incur as a result of the breach of any such provision. You further agree to waive any claims for damage in the event there is a later determination that an injunction or specific performance order was issued improperly.

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17.9         Arbitration.

Except insofar as we elect to enforce this Agreement or to seek temporary or permanent injunctive relief as provided above, all controversies, disputes or claims arising between us, our affiliates, and our and their respective owners, officers, directors, agents, and employees (in their representative capacity) and you (and your Principal Owners and guarantors) arising out of or related to: (1) this Agreement, any provision thereof, or any related agreement (except for any lease or sublease with us or any of our affiliates); (2) the relationship of the parties hereto; (3) the validity of this Agreement or any related agreement, or any provision thereof; or (4) any specification, standard or operating procedure relating to the establishment or operation of the Franchise, shall be submitted for arbitration to be administered by the office of the American Arbitration Association. Such arbitration proceedings shall be conducted in Maricopa County, Arizona, and, except as otherwise provided in this Agreement, shall be conducted in accordance with then current commercial arbitration rules of the American Arbitration Association. The arbitrator shall have the right to award or include in his award any relief that he or she deems proper in the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief, attorneys’ fees, and costs. The award and decision of the arbitrator shall be conclusive and binding on all parties to this agreement, and judgment on the award may be entered in any court of competent jurisdiction, and each such party waives any right to contest the validity or enforceability of such award. The provisions of this Paragraph are intended to benefit and limit third-party non-signatories, and will continue in full force and effect subsequent to, and notwithstanding expiration or termination of, this Agreement. You and we agree that any such arbitration shall be conducted on an individual, not a class-wide basis, and shall not be consolidated with any other arbitration proceeding.

17.10         Waiver of Punitive Damages and Jury Trial; Limitations of Actions.

Except with respect to your obligations to indemnify us and claims that we may bring under Sections 7, 9, 15, or 16 of this Agreement, and except for claims arising from your non-payment or underpayment of any amounts owed to us or our affiliates, (1) any and all claims arising out of or related to this Agreement or the relationship between you and us shall be barred, by express agreement of the parties, unless an action or proceeding is commenced within two (2) years from the date the cause of action accrues; and (2) you and we hereby waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other, and agree that, except to the extent provided to the contrary in this Agreement, in the event of a dispute between you and us, each party will be limited to the recovery of any actual damages sustained by it. You and we irrevocably waive trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either you or us.

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17.11         Governing Law/Consent To Jurisdiction.

Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. §§ 1051 et seq.) and except that all issues relating to arbitrability or the enforcement or interpretation of the agreement to arbitrate set forth in Section 17.9 which will be governed by the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the federal common law relating to arbitration, this Agreement and the Franchise will be governed by the internal laws of the State of Arizona (without reference to its choice of law and conflict of law rules), except that the provisions of any Arizona law relating to the offer and sale of business opportunities or franchises or governing the relationship of a franchisor and its franchisees will not apply unless their jurisdictional requirements are met independently without reference to this Paragraph. You agree that we may institute any action against you arising out of or relating to this Agreement (which is not required to be arbitrated hereunder or as to which arbitration is waived) in any state or federal court of general jurisdiction in Maricopa County, Arizona, and you irrevocably submit to the jurisdiction of such courts and waive any objection you may have to either the jurisdiction or venue of such court.

17.12         Binding Effect.

This Agreement is binding on and will inure to the benefit of our successors and assigns and, subject to the Transfers provisions contained in this Agreement, will be binding on and inure to the benefit of your successors and assigns, and if you are an individual, on and to your heirs, executors, and administrators.

17.13         No Liability to Others; No Other Beneficiaries.

We will not, because of this Agreement or by virtue of any approvals, advice or services provided to you, be liable to any person or legal entity that is not a party to this Agreement, and no other party shall have any rights because of this Agreement.

17.14         Construction.

All headings of the various Sections and Paragraphs of this Agreement are for convenience only, and do not affect the meaning or construction of any provision. All references in this Agreement to masculine, neuter or singular usage will be construed to include the masculine, feminine, neuter or plural, wherever applicable. Except where this Agreement expressly obligates us to reasonably approve or not unreasonably withhold our approval of any of your actions or requests, we have the absolute right to refuse any request by you or to withhold our approval of any action or omission by you. The term “affiliate” as used in this Agreement is applicable to any company directly or indirectly owned or controlled by you or your Principal Owners, or any company directly or indirectly owned or controlled by us that sells products or otherwise transacts business with you.

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17.15         Joint and Several Liability.

If two (2) or more persons are the Franchise Owner under this Agreement, their obligation and liability to us shall be joint and several.

17.16         Multiple Originals.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or other electronic means of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

17.17         Timing Is Important.

Time is of the essence of this Agreement. “Time is of the essence” is a legal term that emphasizes the strictness of time limits. In this case, it means it will be a material breach of this Agreement to fail to perform any obligation within the time required or permitted by this Agreement.

17.18         Independent Provisions.

The provisions of this Agreement are deemed to be severable. In other words, the parties agree that each provision of this Agreement will be construed as independent of any other provision of this Agreement.

18.         NOTICES AND PAYMENTS.

All written notices, reports and payments permitted or required under this Agreement or by the Operations Manual will be deemed delivered: (a) at the time delivered by hand; (b) one (1) business day after transmission by telecopy, facsimile or other electronic system; (c) one (1) business day after being placed in the hands of a reputable commercial courier service for next business day delivery; or (d) three (3) business days after placed in the U.S. mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid; and addressed to the party to be notified or paid at its most current principal business address of which the notifying party has been advised, or to any other place designated by either party. Any required notice, payment or report which we do not actually receive during regular business hours on the date due (or postmarked by postal authorities at least two (2) days before it is due) will be deemed delinquent.

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19.         INDEPENDENT PROFESSIONAL JUDGMENT OF YOU AND YOUR GENERAL MANAGER.

You and we acknowledge and agree that the specifications, standards and operating procedures related to the services offered by the Franchise are not intended to limit or replace your or your General Manager’s (if any) professional judgment in supervising and performing the services offered by your Franchise. The specifications, standards, and operating procedures represent only the minimum standards, and you and your General Manager (if any) are solely responsible for ensuring that the Franchise performs services in accordance with all applicable requirements and standards of care. Nothing in this Agreement shall obligate you or your General Manager (if any) to perform any act that is contrary to your or your General Manager’s (if any) professional judgment; provided, however, that you must notify us immediately upon your determination that any specification, standard or operating procedure is contrary to your or your General Manager’s (if any) professional judgment.

20.         ENTIRE AGREEMENT.

This Agreement, together with the introduction and exhibits to it, constitutes the entire agreement between us, and there are no other oral or written understandings or agreements between us concerning the subject matter of this Agreement. This Agreement may be modified only by written agreement signed by both you and us, except that we may modify the Operations Manual at any time as provided herein. However, nothing in this Agreement or any addendum shall have the effect of disclaiming any of the representations made in the Franchise Disclosure Document or any of its exhibits.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Agreement Date.

“Company” The Joint Corp., a Delaware corporation	“Franchise Owner” ___________________, a_________________

By:		By:
Name:	Chad Everts	Name:
Title:	V.P. Franchise Development	Title:

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EXHIBIT 1

TO THE JOINT CORP. FRANCHISE AGREEMENT

FRANCHISE AGREEMENT EXPIRATION DATE

PROJECTED FRANCHISING OPENING SCHEDULE

1-1         Expiration Date. Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement will expire on _______________________________________.

1-2         Franchising Opening Schedule. In signing the foregoing Agreement to which this Exhibit 1 is attached, you acknowledge that:

You have purchased the Franchise to which the Agreement corresponds as a The Joint Corp. Location Franchise. You will establish this Franchise as a Start-up Location.

2.          You must open the Franchise mentioned above within a certain time period specified by us, the length of which depends upon the number of Franchises you have purchased and the number of these Franchises that you have developed and opened for business before developing and opening the Franchise to which the Agreement corresponds.

3.          You must open the Franchise to which this Agreement corresponds within the following time period (the “Opening Deadline”), subject to the requirements of Paragraphs 3.3 and 3.6, and any other applicable provision of the Agreement:

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EXHIBIT 2

TO THE JOINT CORP. FRANCHISE AGREEMENT

OWNER’S GUARANTY AND ASSUMPTION OF OBLIGATIONS

In consideration of, and as an inducement to, the execution of the Franchise Agreement, dated as of this _____ day of ____________________, 20__ (the “Agreement”), by and between The Joint Corp. (“us”) and                                       (the “Franchise Owner”), each of the undersigned owners of the Franchise Owner and their respective spouses (“you,” for purposes of this Guaranty only), hereby personally and unconditionally agree to perform and keep during the terms of the Agreement, each and every covenant, obligation, payment, agreement, and undertaking on the part of Franchise Owner contained and set forth in the Agreement. Each of you agree that all provisions of the Agreement relating to the obligations of Franchise Owners, including, without limitation, the covenants of confidentiality and non-competition and other covenants set forth in the Agreement, shall be binding on you.

Each of you waives (1) protest and notice of default, demand for payment or nonperformance of any obligations guaranteed by this Guaranty; (2) any right you may have to require that an action be brought against Franchise Owner or any other person as a condition of your liability; (3) all right to payment or reimbursement from, or subrogation against, the Franchise Owner which you may have arising out of your guaranty of the Franchise Owner’s obligations; and (4) any and all other notices and legal or equitable defenses to which you may be entitled in your capacity as guarantor.

Each of you consents and agrees that (1) your direct and immediate liability under this Guaranty shall be joint and several; (2) you will make any payment or render any performance required under the Agreement on demand if Franchise Owner fails or refuses to do so when required; (3) your liability will not be contingent or conditioned on our pursuit of any remedies against Franchise Owner or any other person; (4) your liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchise Owner or to any other person, including without limitation, the acceptance of any partial payment or performance, or the compromise or release of any claims; and (5) this Guaranty will continue and be irrevocable during the term of the Agreement and afterward for so long as the Franchise Owner has any obligations under the Agreement.

If we are required to enforce this Guaranty in a judicial or arbitration proceeding, and prevail in such proceeding, we will be entitled to reimbursement of our costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’ and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses, whether incurred prior to, in preparation for or in contemplation of the filing of any such proceeding. If we are required to engage legal counsel in connection with any failure by you to comply with this Guaranty, you agree to reimburse us for any of the above-listed costs and expenses incurred by us.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

The Joint…The Chiropractic Place™	Exhibit 2 – Owner’s Guaranty and Assumption of Obligations
Franchise Agreement

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This Guaranty is now executed as of the Agreement Date.

OWNER:	OWNER’S SPOUSE:

Name:	Name:

OWNER:	OWNER’S SPOUSE:

Name:	Name:

OWNER:	OWNER’S SPOUSE:

Name:	Name:

The Joint…The Chiropractic Place™	Exhibit 2 – Owner’s Guaranty and Assumption of Obligations
Franchise Agreement

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EXHIBIT 3

TO THE JOINT CORP. FRANCHISE AGREEMENT

ADDENDUM TO LEASE AGREEMENT

This Addendum to Lease Agreement (this “Addendum”), is entered into effective on this ______ day of _______________, 20___, (the “Effective Date”) by and between __________________, a ________________________ (the “Lessor”), and __________________, a ________________________ (the “Lessee”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties hereto have entered into a certain Lease Agreement, dated on the ______ day of _______________, 20___ (the “Agreement”), and pertaining to the premises located at _____________________________ (the “Premises”);

WHEREAS, Lessor acknowledges that Lessee intends to operate The Joint franchise from the Premises pursuant to a Franchise Agreement (the “Franchise Agreement”) with The Joint Corp. (“Franchisor”) under the name The Joint or other name designated by Franchisor (“Franchised Business”); and

WHEREAS, the Parties now desire to amend the Lease Agreement in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done and to be done pursuant hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

1.          Remodeling and Decor. The above recitals are hereby incorporated by reference. Lessor agrees that Lessee shall have the right to remodel, equip, paint and decorate the interior of the Premises and to display the proprietary marks and signs on the interior and exterior of the Premises as Lessee is reasonably required to do pursuant to the Franchise Agreement and any successor Franchise Agreement under which Lessee may operate a Franchised Business on the Premises.

2.          Assignment. Lessee shall have the right to assign all of its right, title and interest in and to the Lease Agreement to Franchisor or its parent, subsidiary, or affiliate, (including another franchisee) at any time during the term of the Lease, including any extensions or renewals thereof, without first obtaining Lessor’s consent, pursuant to the terms of the Collateral Assignment of Lease attached hereto as Exhibit A. However, no assignment shall be effective until such time as Franchisor or its designated affiliate gives Lessor written notice of its acceptance of the assignment, and nothing contained herein or in any other document shall constitute Franchisor or its designated subsidiary or affiliate a party to the Lease Agreement, or guarantor thereof, and shall not create any liability or obligation of Franchisor or its parent unless and until the Lease Agreement is assigned to, and accepted in writing by, Franchisor or its parent, subsidiary or affiliate. In the event of any assignment, Lessee shall remain liable under the terms of the Lease. Franchisor shall have the right to reassign the Lease to another franchisee without the Landlord’s consent in accordance with Section 4(a).

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

1

3.          Default and Notice.

(a)          In the event there is a default or violation by Lessee under the terms of the Lease Agreement, Lessor shall give Lessee and Franchisor written notice of the default or violation within ten (10) days after Lessor receives knowledge of its occurrence. If Lessor gives Lessee a default notice, Lessor shall contemporaneously give Franchisor a copy of the notice. Franchisor shall have the right, but not the obligation, to cure the default. Franchisor will notify Lessor whether it intends to cure the default and take an automatic assignment of Lessee’s interest as provided in Paragraph 4(a). Franchisor will have an additional fifteen (15) days from the expiration of Lessee’s cure period in which it may exercise the option to cure, but is not obligated to cure the default or violation.

(b)          All notices to Franchisor shall be sent by registered or certified mail, postage prepaid, to the following address:

The Joint Corp.

16767 N. Perimeter Dr., Suite 240

Scottsdale, AZ 85260

Attention: Chad Everts

E-mail: ceverts@thejoint.com

Franchisor may change its address for receiving notices by giving Lessor written notice of the new address. Lessor agrees that it will notify both Lessee and Franchisor of any change in Lessor’s mailing address to which notices should be sent.

(c)          Following Franchisor’s approval of the Lease Agreement, Lessee agrees not to terminate, or in any way alter or amend the same during the Initial Term of the Franchise Agreement or any Interim Period thereof without Franchisor’s prior written consent, and any attempted termination, alteration or amendment shall be null and void and have no effect as to Franchisor’s interests thereunder; and a clause to the effect shall be included in the Lease.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

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4.          Termination or Expiration.

(a)          Upon Lessee’s default and failure to cure the default within the applicable cure period, if any, under either the Lease Agreement or the Franchise Agreement, Franchisor will, at its option, have the right, but not the obligation, to take an automatic assignment of Lessee’s interest in the Lease Agreement and at any time thereafter to re-assign the Lease Agreement to a new franchisee without Lessor’s consent and to be fully released from any and all liability to Lessor upon the reassignment, provided the franchisee agrees to assume Lessee’s obligations and the Lease Agreement. Upon notice from Franchisor to Lessor requesting an automatic assignment, Lessor will, at the cost of Franchisor, take appropriate actions to secure the leased premises including but not limited changing the locks and granting Franchisor sole rights to the Premises.

(b)          Upon the expiration or termination of either the Lease Agreement or the Franchise Agreement (attached), Lessor will cooperate with and assist Franchisor in securing possession of the Premises and if Franchisor does not elect to take an assignment of the Lessee’s interest, Lessor will allow Franchisor to enter the Premises, without being guilty of trespass and without incurring any liability to Lessor, to remove all signs, awnings, and all other items identifying the Premises as a Franchised Business and to make other modifications (such as repainting) as are reasonably necessary to protect The Joint marks and system, and to distinguish the Premises from a Franchised Business. In the event Franchisor exercises its option to purchase assets of Lessee or has rights to those through the terms and conditions any agreement between Lessee and Franchisor, Lessor shall permit Franchisor to remove all the assets being purchased by Franchisor.

5.          Consideration; No Liability.

(a)          Lessor hereby acknowledges that the provisions of this Addendum are required pursuant to the Franchise Agreement under which Lessee plans to operate its business and Lessee would not lease the Premises without this Addendum. Lessor also hereby consents to the Collateral Assignment of Lease from Lessee to Franchisor as evidenced by Exhibit A.

(b)          Lessor further acknowledges that Lessee is not an agent or employee of Franchisor and Lessee has no authority or power to act for, or to create any liability on behalf of, or to in any way bind Franchisor or any affiliate of Franchisor, and that Lessor has entered into this Addendum with full understanding that it creates no duties, obligations or liabilities of or against Franchisor or any affiliate of Franchisor.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

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6.          Sales Reports. If requested by Franchisor, Lessor will provide Franchisor with whatever information Lessor has regarding Lessee’s sales from its Franchised Business.

7.          Amendments. No amendment or variation of the terms of the Lease or this Addendum shall be valid unless made in writing and signed by the Parties hereto.

8.          Reaffirmation of Lease. Except as amended or modified herein, all of the terms, conditions and covenants of the Lease Agreement shall remain in full force and effect and are incorporated herein by reference and made a part of this Addendum as though copied herein in full.

9.          Beneficiary. Lessor and Lessee expressly agree that Franchisor is a third party beneficiary of this Addendum.

[Remainder of Page Left Intentionally Blank – Signature Page Follows]

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

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IN WITNESS WHEREOF, the Parties have duly executed this Addendum as of the Effective Date.

LESSOR:	LESSEE:

_____________________________,	_____________________________,
a _____________________________	a _____________________________

By:	By:
Name:	Name:
Its:	Its:

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

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EXHIBIT A

COLLATERAL ASSIGNMENT OF LEASE

This COLLATERAL ASSIGNMENT OF LEASE (this “Assignment”) is entered into effective as of the ___ day of _____, 20___ (the “Effective Date”), the undersigned, __________________________________, (“Assignor”) hereby assigns, transfers and sets over unto The Joint Corp., a Delaware Corporation (“Assignee”) all of Assignor’s right, title and interest as tenant, in, to and under that certain lease, a copy of which is attached hereto as Exhibit 1 (the “Lease Agreement”) with respect to the premises located at _______________________________________________________________ (the “Premises”). This Assignment is for collateral purposes only and except as specified herein, Assignee shall have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment unless Assignee shall take possession of the Premises demised by the Lease Agreement pursuant to the terms hereof and shall assume the obligations of Assignor thereunder.

Assignor represents and warrants to Assignee that it has full power and authority to so assign the Lease Agreement and its interest therein and that Assignor has not previously, and is not obligated to, assign or transfer any of its interest in the Lease Agreement nor the Premises demised thereby.

Upon a default by Assignor under the Lease Agreement or under that certain franchise agreement for The Joint between Assignee and Assignor (“Franchise Agreement”), or in the event of a default by Assignor under any document or instrument securing the Franchise Agreement, Assignee shall have the right and is hereby empowered to take possession of the Premises, expel Assignor therefrom, and, in the event, Assignor shall have no further right, title or interest in the Lease Agreement.

Assignor agrees it will not suffer or permit any surrender, termination, amendment or modification of the Lease Agreement without the prior written consent of Assignee. Through the Initial Term of the Franchise Agreement and any Renewal Period thereof (as defined in the Franchise Agreement), Assignor agrees that it shall elect and exercise all options to extend the term of or renew the Lease Agreement not less than thirty (30) days before the last day that said option must be exercised, unless Assignee otherwise agrees in writing. Upon failure of Assignee to otherwise agree in writing, and upon failure of Assignor to so elect to extend or renew the Lease Agreement as stated herein, Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, to exercise the extension or renewal options in the name, place and stead of Assignor for the sole purpose of effecting the extension or renewal.

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

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IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Collateral Assignment of Lease as of the Effective Date.

ASSIGNOR:		ASSIGNEE:

	,	THE JOINT CORP.,
a__________________________		a Delaware corporation

By:	By:
Name:	Name:	Chad Everts
Its:	Its:	VP Franchise Development

The Joint…The Chiropractic Place™	Exhibit 3 – Addendum to Lease Agreement
Franchise Agreement

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EXHIBIT 4

TO THE JOINT CORP. FRANCHISE AGREEMENT

OWNERSHIP INTERESTS IN FRANCHISE OWNER

4-1.          Full name and address of the owners of, and a description of the type of, all currently held Interests in Franchise Owner:

4-2. Minimum individual and aggregate Principal Owner ownership percentage required at all times during the term of this Agreement:

4-2.1           During the term of this Agreement, the Principal Owners together must have a “controlling interest” of no less than seventy-five percent (75%) of the equity, voting control and profits in the Franchise Owner.

4-2.2           Unless otherwise permitted, the required minimum “ownership interest” of each Principal Owner during the term of this Agreement is:

Name	Ownership Percentage

The Joint…The Chiropractic Place™	Exhibit 4 – Ownership Interests in Franchise Owner
Franchise Agreement

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